                                                              FILED PURSUANT TO
                                                              RULE 424(b)(3)
                                                              REG. NO. 333-76439

$662,280,000

HOUSEHOLD AUTOMOTIVE TRUST III
ISSUER
SERIES 1999-1 NOTES

HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
HOUSEHOLD FINANCE CORPORATION, SERVICER

THE ISSUER WILL ISSUE--

  - Four classes of notes which are to be offered by this prospectus; and

  - Certain interests in the issuer which are to be held by the seller are not offered by this prospectus but serve as credit support to the notes offered by this prospectus.

THE NOTES--

  - Are backed by a pledge of assets of the issuer. The assets of the issuer securing the notes will include a pool of non-prime retail installment sales contracts secured by new and used automobiles, light trucks and vans;

  - Receive monthly distributions on the 17th day of each month beginning on July 19, 1999;

  - Represent debt obligations of Household Automotive Trust III; and   -
Currently have no trading market.
--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE 8 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.
The notes are only secured by the assets of the issuer. The notes are not debt obligations of any other person or entity.
The notes will not be insured or guaranteed by any person or entity or governmental agency or instrumentality.
--------------------------------------------------------------------------------

                                                            INITIAL
                                              FINAL         PUBLIC                      PROCEEDS
                    ISSUANCE    INTEREST    SCHEDULED      OFFERING     UNDERWRITING       TO
                     AMOUNT       RATE     PAYMENT DATE    PRICE(1)       DISCOUNT      SELLER(2)
                                             June 19,
Class A-1 Notes    $147,000,000    5.106%      2000        100.000000%        0.145%   99.855000%
Class A-2 Notes    $180,220,000    5.719%  May 17, 2002    100.000000%        0.190%   99.810000%
                                             June 17,
Class A-3 Notes    $156,010,000    6.330%      2003         99.983669%        0.220%   99.763669%
                                            April 17,
Class A-4 Notes    $179,050,000    6.650%      2006         99.937347%        0.240%   99.697347%

(1) Plus accrued interest, if any, from June 16, 1999.

(2) Before deducting expenses, estimated to be $730,000.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

J.P. Morgan & Co.

             Chase Securities Inc.

                          Credit Suisse First Boston

                                       Salomon Smith Barney

                  The date of this Prospectus is June 9, 1999

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office                     Chicago Regional Office
Seven World Trade Center                     Citicorp Center
Suite 1300                                   500 West Madison Street, Suite 1400
New York, New York 10048                     Chicago, Illinois 60661

    All reports we file with the SEC after the date of this prospectus but before the offering of the Notes ends are considered to be part of this prospectus. Information contained in those reports updates and supercedes the information in this prospectus. We will provide you with copies of these reports, at no cost, if you write us at: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary.

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

    This prospectus is part of a registration statement filed by the seller with the SEC (Registration No. 333-76439).

    You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 67 in this prospectus.

    We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

    In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

                               TABLE OF CONTENTS

CAPTION                                             PAGE
-----------------------------------------------     -----
Where You Can Find More Information............           2
Prospectus Summary.............................           4
Risk Factors...................................           8
Use of Proceeds................................          14
The Issuer.....................................          14
  General......................................          14
  The Owner Trustee............................          14
  The Indenture Trustee........................          14
The Seller.....................................          14
The Servicer...................................          15
The Subservicer................................          15
The Trust Assets...............................          16
  General......................................          16
  Eligibility Criteria.........................          16
  Terms of the Receivables.....................          17
  Composition of the Receivables...............          18
  The Reserve Account..........................          22
  The Preferred Stock..........................          22
Yield and Prepayment Considerations............          23
The Automobile Financing Business of the
  Subservicer..................................          27
  General......................................          27
  Application Processing and Purchasing
    Criteria...................................          27
  Funding Package Completion, Verification and
    Funding....................................          28
  Post-Funding Quality Reviews.................          28
  Servicing of Contracts.......................          28
  Billing and Collection Process...............          29
  Repossession.................................          30
  Insurance....................................          30
  Delinquency and Loss Information.............          30
Description of Notes...........................          34
  General......................................          34
  Payments of Interest.........................          34
  Payments of Principal........................          35
  Payment Priorities...........................          35
  Maturity Dates; Optional Redemption..........          39
  Reports to Noteholders.......................          40
  Events of Default; Rights Upon Event of
    Default; Distributions following
    Acceleration...............................          40
  Certain Covenants............................          42
  Annual Compliance Statement..................          42
  Satisfaction and Discharge of Indenture......          43
  Modification of Indenture....................          43
  Certain Matters Regarding the Indenture
    Trustee and the Issuer.....................          43

CAPTION                                             PAGE
-----------------------------------------------     -----
  Limitation on Liability of the Indenture
    Trustee....................................          44
  Resignation of Indenture Trustee.............          44
  Registration of the Notes....................          44
Description of the Trust Documents.............          48
  Sale and Assignment of Receivables...........          48
  Representation and Warranties; Repurchase
    Obligation.................................          49
  Payments on Receivables; Deposits to
    Collection Account.........................          50
  Collection and Other Servicing Procedures....          52
  Servicing Compensation and Payment of
    Expenses...................................          52
  Evidence as to Compliance....................          52
  Certain Matters Regarding the Servicer and
    the Seller.................................          53
  Servicer Termination Event...................          53
  Rights Upon Servicer Termination Event.......          54
  Amendment....................................          54
Description of the Receivables Purchase
  Agreement....................................          55
  Sales of Receivables.........................          55
  Representations and Warranties...............          55
  Amendments...................................          56
Certain Legal Aspects of the Receivables.......          56
  Security Interests in Vehicles...............          56
  Repossession.................................          57
  Notice of Sale; Redemption Rights............          58
  Deficiency Judgments and Excess Proceeds.....          58
  Consumer Protection Laws.....................          59
  Soldiers' and Sailors' Civil Relief Act of
    1940.......................................          60
  Other Limitations............................          60
Material Federal Income Tax Consequences.......          61
  Tax Characterization of the Issuer...........          61
  Tax Consequences to Holders of the Notes.....          61
State and Local Tax Considerations.............          64
ERISA Considerations...........................          64
Underwriting...................................          66
Legal Matters..................................          66
Index of Defined Terms.........................          67
Global Clearance, Settlement and Tax
  Documentation Procedures.....................         A-1
  Initial Settlement...........................         A-1
  Secondary Market Trading.....................         A-1
  Certain U.S. Federal Income Tax Documentation
    Requirements...............................         A-3
Financial Statements of the Issuer.............         F-1

                               PROSPECTUS SUMMARY

- This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read this entire prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                              SERIES 1999-1 NOTES

The issuer will issue the notes offered by this prospectus in book-entry form through the facilities of The Depository Trust Company.

ISSUER

Household Automotive Trust III. The issuer will be a Delaware business trust formed under the laws of the State of Delaware. The address of the issuer is in care of Wilmington Trust Company at 1100 North Market Street, Wilmington, Delaware 19890.

SELLER

Household Auto Receivables Corporation. The seller has purchased the receivables from Household Automotive Finance Corporation and will sell them to the issuer. The seller will also own certain interests in the issuer. The address of the Seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

Household Finance Corporation. The servicer is responsibile for servicing the receivables and has subcontracted with the subservicer to perform the servicing responsibilities. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

SUBSERVICER

Household Automotive Finance Corporation. The receivables were originated by automobile dealers that have no affiliation with the subservicer and were purchased by the subservicer under its various financing programs. The subservicer will service the receivables in accordance with policies established in consultation with the servicer. The address of the subservicer is 11452 El Camino Real, San Diego, California 92130.

OWNER TRUSTEE

Wilmington Trust Company. The address of the owner trustee is 1100 North Market Street, Wilmington, Delaware 19890.

INDENTURE TRUSTEE

The Chase Manhattan Bank. The address of the indenture trustee is 450 West 33rd Street, New York, New York 10001.

THE TRUST ASSETS

The issuer will pledge assets to secure payments on the notes. The pledged assets will include a pool of receivables, cash on deposit in a collection account and a reserve account and other assets as described in detail elsewhere in this prospectus.

RECEIVABLES

- On the closing date, the seller will assign to the issuer a pool of receivables and the right to receive payments under certain insurance policies. The insurance policies provide coverage for loss, damage, theft, credit life, credit disability and other insurance coverage with respect to the financed vehicle or the borrower. On the closing date the issuer will pledge the receivables to the indenture trustee as collateral for the notes. As of May 1, 1999 the aggregate principal balance of the pool of receivables pledged as collateral was $966,830,520.51. Payments on the notes will be made from payments on the pledged receivables and payments received under related insurance policies.

- The receivables will consist of non-prime retail installment sales contracts secured by new and used automobiles, light trucks and vans which were purchased from automobile dealers under the subservicer's financing program. The subservicers' finance programs target automobile purchasers with below average credit who have difficulty obtaining credit from traditional lending sources.

- No receivable will be more than 30 days delinquent as of May 1, 1999.

- Each receivable requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

- We will pay the notes from payments on the receivables and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

CUT-OFF DATE

The opening of business on May 1, 1999.

PAYMENT DATE

The 17th day of each month if the seventeenth is a business day. If the seventeenth is not a business day, the payment date will be the following day that is a business day. The first payment date will be July 19, 1999.

DETERMINATION DATE

The earliest of the fifth calendar day or the third business day before a payment date. The servicer will calculate and instruct the issuer and the indenture trustee as to the amounts to be paid on the notes on the next payment date.

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

CLOSING DATE

On or about June 16, 1999.

DENOMINATIONS

The issuer will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the issuer will distribute the amounts received on the receivables and any other collections available as property of the issuer as follows:

INTEREST DISTRIBUTIONS

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate. The note rate for each class is listed on the cover page of this prospectus. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

PRINCIPAL DISTRIBUTIONS

On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount generally equal to a percentage of the decrease in the principal value of the receivables between the first and last day of a calendar month. Such principal payments will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in "sequential pay" fashion, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of each class is paid in full.

THIS GENERAL DESCRIPTION OF DISTRIBUTIONS OF PRINCIPAL TO THE NOTES IS SUBJECT TO CERTAIN TARGETS AND FLOORS. WE REFER YOU TO "DESCRIPTION OF THE NOTES--PAYMENTS OF INTEREST", "--PAYMENTS OF PRINCIPAL" "--OVERCOLLATERALIZATION AMOUNT" AND "--PAYMENT PRIORITIES" IN THIS PROSPECTUS FOR FURTHER INFORMATION REGARDING THE PAYMENT OF INTEREST AND PRINCIPAL ON THE NOTES.

OVERCOLLATERALIZATION AMOUNT

As of the closing date, the overcollateralization amount will be equal to $304,550,520.51 or 31.50% of the pool balance as of May 1, 1999. On any date, the overcollateralization amount will equal the amount by which the pool balance exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur.

RESERVE ACCOUNT

The owner trustee will hold the reserve account. An initial deposit of $9,668,305.21 will be placed in the reserve account on the closing date. The servicer will deposit collections received from the receivables into the reserve account on each payment date after interest and principal payments on the notes and payment of certain fees and expenses have been made. The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of: (i) greater of (a) 3% of the principal balance of the receivables at the end of last day of the calendar month preceding the current payment date, and (b) $19,336,610.41, and (ii) the outstanding principal amount of the notes. We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders and to pay any fees due to the servicer (provided the servicer is not Household Finance Corporation).

OPTIONAL REDEMPTION

On any payment date when the outstanding principal balance of the notes is less than or equal to $66,228,000 (10% of the total principal value of the notes as of June 16, 1999), the servicer or the seller may purchase the receivables from the issuer. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

SCHEDULED MATURITY DATES

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1         June 19, 2000
Class A-2         May 17, 2002
Class A-3         June 17, 2003
Class A-4         April 17, 2006

Final payment on the notes will probably be earlier than the scheduled maturity date set forth above for the related class of notes.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

- Dewey Ballantine LLP, special tax counsel to the issuer and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

- Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

- Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that such discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

- The issuer will not issue the notes unless they have been assigned the ratings set forth below:

                                   RATING
                  ----------------------------------------
     CLASS         STANDARD & POOR'S         MOODY'S
----------------  -------------------  -------------------
      A-1                    A-1+                 P-1
      A-2                    AAA                  Aaa
      A-3                    AAA                  Aaa
      A-4                    AAA                  Aaa

- You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE NOTES OFFERED BY THIS PROSPECTUS.

LIMITED ABILITY TO RESELL YOUR      The notes will not be listed on any securities exchange
  NOTES                             and there is currently no public market for the notes.
                                    The underwriters expect, but are not obligated, to make
                                    a market in the notes. If no public market develops, as
                                    a noteholder, you may not be able to sell the notes you
                                    purchased prior to maturity. There is no assurance that
                                    any such market will be created or, if created, will
                                    continue.

                                    Transfers of the notes can only be made through The
                                    Depository Trust Company, Cedel, Euroclear, and direct
                                    and indirect participating organizations. You may not be
                                    able to pledge a note as collateral to an entity or
                                    person that does not participate in those transfer
                                    systems. In addition, some investors may be unwilling to
                                    purchase notes for which there is no physical
                                    certificate.

PREPAYMENTS AND RELATED             All of the receivables may be prepaid at any time
  REINVESTMENT RISK MAY REDUCE      without penalty. If a note is purchased at a discount
  YIELD TO NOTEHOLDERS              and repayment is slower than anticipated, it will result
                                    in an actual yield that is less than the anticipated
                                    yield. Additionally, if a note is purchased at a premium
                                    and repayment is faster than anticipated, it will result
                                    in a lower yield than anticipated.

                                    Be aware that you bear the risk of reinvesting
                                    unscheduled distributions resulting from prepayments of
                                    the notes.

                                    The rate of repayment of principal on the notes is
                                    unpredictable because the rate of payment on the notes
                                    will depend on, among other things, the rate of payment
                                    on the underlying receivables. In addition to the
                                    normally scheduled payments on the receivables, payments
                                    may come from a number of different sources, including
                                    amounts received from the seller or servicer to purchase
                                    the receivables. Sources of payments will include the
                                    following:

                                    -  payments (including prepayments) by borrowers;

                                    -  payments as a result of resale of repossessed
                                       vehicles;

                                    -  payments as a result of exercise of the seller's or
                                       servicer's options to repurchase the receivables when
                                       the balance of the notes is $66,228,000 or less;

                                    -  payments due to loss, theft, destruction or other
                                    casualty; and

                                    -  payments upon repurchases by the seller or servicer
                                    due to a breach of certain representations and
                                       warranties.

                                    The rate of prepayment and default of receivables may be
                                    influenced by a variety of economic and other factors.
                                    For example, changes in economic conditions, interest
                                    rates and certain natural disasters such as floods,
                                    hurricanes, earthquakes and tornadoes may affect
                                    prepayments.

NON-PRIME RECEIVABLES WILL INCUR    A loan is usually considered non-prime because the
  HIGHER LOSSES                     borrower has limited income, past credit problems (e.g.,
                                    prior bankruptcy or a history of delinquent payments on
                                    other debt), or a limited or no credit history.
                                    Non-prime loans experience a higher rate of delinquency
                                    and loss than "prime" loans.

                                    Non-prime automobile installment sales contracts
                                    frequently finance the purchase of used vehicles.
                                    Because the value of a used vehicle is more difficult to
                                    determine, upon sale of a repossessed vehicles, a
                                    greater loss may be incurred.

                                    The added risk presented by non-prime receivables has
                                    been considered in establishing the
                                    overcollateralization and subordination levels
                                    supporting payments on each class of notes. However,
                                    there can be no assurance that the subordination levels
                                    established will be adequate to prevent losses to some
                                    or all of the noteholders.

SECURITY INTERESTS MAY NOT BE       In connection with the sale and assignment of the
  PERFECTED GIVING OTHERS SUPERIOR  receivables to the issuer, security interests in the
  RIGHTS TO THE TRUST ASSETS        financed vehicles which have been assigned first, by the
                                    subservicer, to the seller, and then by the seller to
                                    the issuer, will be assigned by the issuer to the
                                    indenture trustee. In most states, such an assignment
                                    effectively conveys a security interest without
                                    identifying the successive interest holder on a
                                    vehicle's certificate of title. However, a security
                                    interest in a motor vehicle registered in the states in
                                    which a majority of financed vehicles underlying the
                                    receivables are currently registered may be perfected
                                    only by causing such vehicle's certificate of title to
                                    be amended to note the security interest of the party
                                    receiving the assignment. Such notation of a secured
                                    party's security interest is generally effected in such
                                    states by depositing with the applicable state highway
                                    department, motor vehicle registrar or similar state
                                    authority, the vehicle's certificate of title, an
                                    application containing the name and address of the
                                    secured party, and the necessary registration fees.

                                    Due to the administrative expense and burden in doing
                                    so, the certificates of title for the financed vehicles
                                    will continue to be held by the subservicer. The
                                    certificates of title will not be endorsed or amended to
                                    identify the seller, issuer, owner trustee or indenture
                                    trustee as a secured party. Because this will not be
                                    done, the security interests of the issuer and the
                                    indenture trustee may be defeated through fraud,
                                    forgery,

                                    negligence or error and will not be perfected in every
                                    state. If it is determined that another person or entity
                                    has a security interest in a vehicle that is superior to
                                    the interest of the indenture trustee, depending upon
                                    the circumstances, either the seller or the servicer
                                    will be obligated to purchase the related receivable
                                    from the issuer. If the seller or the servicer is not
                                    capable of purchasing any affected receivable and the
                                    overcollateralization and applicable subordination
                                    provisions are not sufficient to ensure payments are
                                    made to noteholders, payments could be delayed or
                                    noteholders may incur a loss.

STATE AND FEDERAL LAW MAY AFFECT    State and federal laws and regulations impose
  THE ABILITY OF THE ISSUER TO      requirements and restrictions relating to the
  RECOUP THE FULL AMOUNT DUE ON     origination, enforcement and collection of the
  THE RECEIVABLES                   receivables. Violations of these laws and regulations
                                    may limit recoveries of all or part of the principal and
                                    interest due on the receivables.

                                    The Issuer's ability to recoup the full amount due on a
                                    receivable may be affected by violations of provisions
                                    relating to:

                                    -  the failure to file financing statements to perfect
                                    the issuer's or indenture trustee's security interest in
                                       the vehicles;

                                    -  disclosure of financing terms to the borrower at the
                                    time of origination;

                                    -  discrimination in the lending process;

                                    -  collection practices of debt collectors;

                                    -  use and reporting of information relating to the
                                    borrower's credit experience; and

                                    -  the application of federal and state bankruptcy and
                                       insolvency laws.

                                    If a violation of a law or regulation existed at the
                                    time a receivable was assigned to the issuer and that
                                    violation cannot be corrected, the seller will be
                                    obligated to purchase the affected receivable from the
                                    issuer. If the seller is not capable of purchasing any
                                    affected receivable and the overcollateralization or
                                    applicable subordination provisions are not sufficient
                                    to ensure payments are made to noteholders, noteholders
                                    may be subject to delays in receiving payments and/or
                                    losses.

INSOLVENCY OF THE SELLER OR         In some circumstances, a bankruptcy of the seller or
  SUBSERVICER MAY REDUCE OR DELAY   subservicer may delay or reduce payments to noteholders.
  PAYMENTS TO NOTEHOLDERS           The subservicer will sell the receivables to the seller,
                                    and the seller will in turn transfer the receivables to
                                    the issuer. However, in the event of a bankruptcy of the
                                    subservicer or

                                    the seller, a court or bankruptcy trustee could conclude
                                    the subservicer or seller still owns the receivables or
                                    that the seller and subservicer should be considered one
                                    entity for bankruptcy purposes. If a court or bankruptcy
                                    trustee would reach these conclusions, you could
                                    experience delays in payments or a loss on your
                                    investment in the notes as a result of, among other
                                    things:

                                    -  an "automatic stay" which prevents secured creditors
                                    from exercising remedies against a debtor in bankruptcy
                                       without permission from the court and provisions of
                                       the U.S. Bankruptcy Code that permit substitution of
                                       collateral in certain circumstances;

                                    -  certain tax or government liens on the seller's or
                                       subservicer's property (that arose prior to the
                                       transfer of a receivable to the trust) having a prior
                                       claim on collections before the collections are used
                                       to make payments on the notes; and

                                    -  the issuer not having a perfected security interest
                                    in (a) one or more of the vehicles securing the
                                       receivables or (b) any cash collections held by the
                                       subservicer at the time that the subservicer becomes
                                       the subject of a bankruptcy proceeding.

                                    The seller and the subservicer have taken steps in
                                    structuring the transactions described in this
                                    prospectus to minimize the risk that a court would
                                    consolidate the seller with the subservicer for
                                    bankruptcy purposes and conclude that the sale of the
                                    receivables to the seller was not a sale.

                                    Counsel to the seller and the subservicer has advised
                                    that based upon certain facts, assumptions and
                                    qualifications, a court would not order a consolidation
                                    of the seller and subservicer for bankruptcy purposes or
                                    determine that the sale of the receivables to the seller
                                    was actually a pledge rather than a sale.

NO RECOURSE AGAINST THE SELLER,     The notes represent debt of the issuer secured primarily
  SERVICER OR SUBSERVICER FOR       by the receivables. If the payments on the receivables
  PAYMENT ON THE NOTES              and the other trust assets pledged to secure the notes
                                    are insufficient to pay the notes in full, you have no
                                    rights to obtain payment from the seller, servicer,
                                    subservicer or any of their affiliates. No note will be
                                    insured or guaranteed by the seller, servicer,
                                    subservicer or any other person or entity. Consequently,
                                    the noteholders must rely solely upon payments on the
                                    receivables, recoveries on repossessed vehicles and
                                    funds on deposit in the reserve account, note account
                                    and collection account for repayment.

GEOGRAPHIC CONCENTRATION OF         Adverse economic conditions or other factors
  RECEIVABLES MAY ADVERSELY AFFECT  particularly affecting any state or region where a high
  THE NOTES                         concentration of receivables is located could adversely
                                    affect the notes. As of May 1, 1999, approximately
                                    14.03% and 13.35% of the receivables (based on the
                                    principal balance and mailing address of the borrowers)
                                    were located in California and Texas, respectively. The
                                    issuer is unable to determine and has no basis to
                                    predict, with respect to any state or region, whether
                                    any such events have occurred or may occur, or to what
                                    extent any such events may affect the receivables or the
                                    repayment of amounts due under the notes. The location
                                    of the receivables by state (based upon borrower
                                    address) is set out in the table beginning on page 20 of
                                    this prospectus.

INSURANCE ON VEHICLES MAY NOT BE    At the time the subservicer purchases installment sales
  MAINTAINED                        contracts from dealers it requires that the borrower
                                    obtain an insurance policy naming the subservicer as
                                    beneficiary, and covers the risk of physical damage to
                                    the vehicle. There can be no assurance that the borrower
                                    will maintain the appropriate coverage on the vehicle.
                                    It is not expected that the subservicer will obtain
                                    insurance coverage without the consent of the borrower
                                    if it learns that a vehicle is uninsured. If an
                                    uninsured loss occurs and the borrower defaults on
                                    payments on the contract and the overcollateralization
                                    or applicable subordination provisions are not
                                    sufficient to ensure payments are made to noteholders,
                                    noteholders may be subject to a delay in receiving
                                    payments or a loss on their investment in the notes.

LIMITATIONS OF NOTE RATINGS         On the closing date at least two nationally recognized
                                    statistical rating organizations will rate the notes.
                                    Ratings address the likelihood that the notes will
                                    receive principal and interest payments in accordance
                                    with the terms of the notes. The ratings depend
                                    primarily on an assessment by the rating agencies of the
                                    credit quality of the receivables and the credit support
                                    provided by the overcollateralization described in this
                                    prospectus. The initial assigned ratings for each class
                                    of Notes are listed on page 7 of this prospectus.
                                    Ratings are not recommendations to purchase, hold or
                                    sell the notes as they do not consider market price or
                                    suitability for particular investors. We cannot assure
                                    you that any rating will continue for any period of time
                                    or that a rating will not be reduced or withdrawn by a
                                    rating agency if, in its judgment, circumstances so
                                    require. A reduction or withdrawal of a rating may have
                                    an adverse effect on the market price or your ability to
                                    resell a note.

PREPAYMENT OF NOTES AND CHANGE IN   Upon the occurrence of an event of default under the
  ORDER OF PRIORITY OF PAYMENTS     indenture, the indenture trustee may, or if so directed
  FOLLOWING AN EVENT OF DEFAULT     by noteholders of two-thirds of the outstanding
  UNDER THE INDENTURE               principal of the notes, will, order the issuer to
                                    immediately repay the notes. If this occurs, the Class A
                                    Notes will first, receive distributions of interest
                                    ratably, without preference or priority, and second,
                                    receive distributions of principal ratably, without
                                    preference or priority.

                                    The following are events of default under the indenture:

                                    -  failure to pay principal or interest within five days
                                    of the date a payment was due;

                                    -  certain declared breaches of an agreement relating to
                                    the Series 1999-1 Notes; and

                                    -  certain actions relating to an admission or court
                                       declaration of the issuer's insolvency or bankruptcy.

RISKS ASSOCIATED WITH YEAR 2000     The servicer and subservicer are in the process of
  COMPLIANCE                        addressing issues arising from the year 2000 issue that
                                    could impact the timely payment of principal and
                                    interest on the notes. The year 2000 issue is the result
                                    of prior computer programs being written using two
                                    digits to define the applicable year. Computer programs
                                    that have time-sensitive software may recognize a date
                                    using "00" as the year 1900 rather than the year 2000.
                                    Any such occurrence could result in major computer
                                    system failure or miscalculations. Although the servicer
                                    and subservicer reasonably believe that their servicing
                                    systems will be year 2000 compliant prior to the year
                                    2000, they are presently engaged in various procedures
                                    to determine if their computer systems and software, and
                                    those of their material suppliers, customers and agents
                                    will be year 2000 compliant.

                                    In the event that the servicer or the subservicer, or
                                    any of their suppliers, customers or agents do not
                                    successfully and timely achieve year 2000 compliance,
                                    the servicer's performance of its obligations under the
                                    sale and servicing agreement could be adversely
                                    affected. This could result in delays in processing
                                    payments on the receivables and could cause a delay in
                                    payments to you.

                                USE OF PROCEEDS

    The net proceeds to be received by the Trust from the sale of the notes offered by this prospectus (the "Series 1999-1 Notes" or the "Notes") will be used to pay Household Auto Receivables Corporation the purchase price for the Receivables, to fund the initial deposit in the Reserve Account (as defined herein) and to obtain the release of a security interest maintained against certain of the Receivables held in warehouse funding facility prior to the Closing Date.

                                   THE ISSUER

GENERAL

    The Issuer, Household Automotive Trust III, will be a Delaware business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of June 1, 1999, between the Seller and the Owner Trustee (the "Trust Agreement") for the purpose of engaging in the transactions described in this prospectus. The Issuer will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Issuer and proceeds therefrom, (ii) issuing notes in private and public offerings, including the issuance of the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

    Wilmington Trust Company, which will be the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Master Sale and Servicing Agreement, to be dated as of June 1, 1999, among the Issuer, the Seller, the Servicer and the Indenture Trustee (the "Sale and Servicing Agreement").

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank will be the Indenture Trustee under an Indenture, dated as of June 1, 1999, among the Issuer and The Chase Manhattan Bank, as indenture trustee. The Chase Manhattan Bank is a New York banking corporation, the principal offices of which are located at 450 West 33rd Street, 14th Floor, New York, New York 10001.

                                   THE SELLER

    Household Auto Receivables Corporation (the "Seller") was incorporated under the laws of the State of Nevada on March 25, 1998 and is a wholly-owned special purpose subsidiary of Household Finance Corporation ("HFC"). The Seller was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the Seller's board of directors intends to change the business purpose of the Seller. The Seller's principal executive office is located at 1111 Town Center Drive, Las Vegas, Nevada 89134. The Seller is not subject to any legal proceedings.

    The Seller has purchased or will purchase non-prime retail installment sales contracts secured by new and used automobiles, light trucks and vans (the "Receivables") from Household Automotive Finance Corporation (the "Subservicer"). The Seller will sell each Receivable to the Issuer at a price equal to its principal balance. The Receivables will be subserviced by the Subservicer on behalf of HFC as Servicer. The Servicer will be entitled to the Servicing Fee and any Supplemental Servicing Fees, on behalf of itself and the Subservicer.

                                  THE SERVICER

    Household Finance Corporation was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. HFC will be responsible for acting as the Servicer for the Receivables. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. HFC is a subsidiary of Household International, Inc. ("Household").

    HFC and its subsidiaries offer a diversified range of financial services. The principal product of HFC's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first and second mortgages, automotive retail installment sales finance contracts and unsecured credit advances (including revolving and closed-end personal loans) to middle-income consumers in the United States. Loans are made through branch lending offices and through direct marketing efforts. Through banking subsidiaries, HFC also offers both MasterCard* and VISA* credit cards to residents throughout the United States.

    Through its subsidiaries, HFC also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated by an HFC subsidiary.

    Where applicable laws permit, HFC offers credit life and credit accident, health and disability insurance to its customers. Such insurance is generally written directly by, or reinsured with, one of HFC's insurance affiliates.

    HFC also operates a cooperative program with H&R Block Tax Services, Inc. and certain of its franchises and independent tax preparers to provide loans to borrowers who are entitled to tax refunds and who electronically file their income tax returns with the IRS.

    As of March 31, 1999, HFC had approximately $43.8 billion in total assets, approximately $38.0 billion in total liabilities and approximately $5.8 billion in shareholder's equity. The Servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

                                THE SUBSERVICER

    Household Automotive Finance Corporation is a Delaware corporation and the surviving entity in a merger between a subsidiary of Household and ACC Consumer Finance Corporation ("ACC"). The merger closed on October 21, 1997 and ACC changed its name to Household Automotive Finance Corporation shortly thereafter. ACC was the successor to a California corporation also named ACC

------------------------

* Master Card and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

Consumer Finance Corporation which was formerly named American Credit Corporation. The principal executive offices of the Subservicer are located at 11452 El Camino Real, Suite 400, San Diego, CA 92130.

    The Subservicer is an automobile finance company specializing in the indirect financing of automotive retail installment sales contracts to consumers with non-prime credit. Through a subsidiary, the Subservicer also offers loans directly to consumers. The indirect lending program provides automobile dealers with an alternative source of financing for those consumers who typically do not qualify for financing under the dealer's traditional financing sources. Under this program, retail installment sales contracts are purchased by the Subservicer from originating automobile dealers.

    The Subservicer is licensed, where required, to purchase and service retail installment sales contracts. The Subservicer is not subject to any legal proceedings which are expected to have a material impact on its business or financial condition.

                                THE TRUST ASSETS

GENERAL

    The "Trust Assets" consist of the following: (a) the Receivables; (b) all amounts paid or payable under the Receivables after the Cut-Off Date; (c) security interests in the financed vehicles granted by the borrowers; (d) an assignment of the Subservicer's rights against automobile dealers ("Dealers") under agreements between the Subservicer and the Dealers (the "Dealer Agreements"); (e) an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers; (f) all funds on deposit from time to time in accounts maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement (the "Collection Account") and pursuant to the Indenture (the "Reserve Account"); (g) an assignment of all rights and benefits under a Master Receivables Purchase Agreement, dated as of June 1, 1999 between the Seller and the Subservicer and a substantially similar agreement dated as of November 1, 1998 (collectively, the "Receivables Purchase Agreement") and all supplements thereto; (h) all documents related to the Receivables, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor, (i) a share of the preferred stock of the Seller (the "Preferred Stock"); and (j) all proceeds of the foregoing.

    The Receivables were originated by Dealers in accordance with the Subservicer's requirements under agreements with Dealers, have been assigned by the Dealers to the Subservicer, and evidence the indirect financing made available to the borrowers by the Subservicer. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer under a Dealer Agreement.

    All of the Receivables were sold by the Subservicer to the Seller pursuant to the Receivables Purchase Agreement and by the Seller to the Issuer pursuant to the Sale and Servicing Agreement. The Receivables were originated by Dealers and purchased by the Subservicer in the ordinary course of the Subservicer's business pursuant to its finance programs and underwriting standards. The files relating to the Receivables will be held by the Subservicer as custodian for the Indenture Trustee.

ELIGIBILITY CRITERIA

    The Receivables were selected according to several criteria, including the following: each Receivable (i) was originated by a Dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States, (ii) has a contractual annual percentage rate ("APR") of not less than 10.5% or more than 27%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 72 months, (iv) is not more than 30 days past due as of the Cut-Off Date,
(v) is attributable to the purchase of a new or used automobile, light duty truck or van, (vi) as of the Cut-Off Date has a remaining term of not more than 72 months and (vii) had an original principal balance of at least $3,000 and not more than $27,000. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables to be conveyed to the Issuer.

TERMS OF THE RECEIVABLES

    Each Receivable provides for the allocation of payments according to (i) the simple interest method ("Simple Interest Receivables") or (ii) the "sum of periodic balances" or "sum of monthly payments" method ("Actuarial Receivables"). Except as otherwise described, the scheduled payment on each Receivable is a fixed level monthly payment which will amortize the full amount of the Receivable over its term assuming, in the case of each Simple Interest Receivable, that the borrower does not pay any installment before or after its scheduled due date.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if a borrower pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if a borrower pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    An Actuarial Receivable provides for the payment by the borrower of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. Notwithstanding the foregoing, the rate at which such finance charge accrues and, correspondingly, the amount of each scheduled payment allocated to reduction of the outstanding principal balance of an Actuarial Receivable is calculated in accordance with the actuarial method and all payments (other than partial prepayments) received by the Servicer on or in respect of the Actuarial Receivables will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. Collections on an Actuarial Receivable made during a Collection Period will be applied first, to the scheduled payment on such Actuarial Receivable, and second, to any late fees accrued with respect to such Actuarial Receivable.

COMPOSITION OF THE RECEIVABLES

    Set forth below is a description of the material characteristics of the Receivables as of the Cut-Off Date:

                                                                                         TOTAL POOL OF RECEIVABLES
                                                                                         -------------------------

Original Pool Balance..................................................................            $966,830,520.51
Number of Receivables..................................................................                     69,189
Average Principal Balance(1)...........................................................                 $13,973.76
  Range of Principal Balances..........................................................    $3,083.50 to $26,544.98
Average Original Amount Financed(2)....................................................                 $14,327.08
  Range of Original Amounts Financed...................................................    $3,083.50 to $26,998.46
Weighted Average APR(3)................................................................                     19.61%
  Range of Original APRs...............................................................           12.75% to 27.00%
Weighted Average Original Term(3)......................................................               63.14 months
  Range of Original Terms..............................................................     20 months to 72 months
Weighted Average Remaining Term(3).....................................................               60.23 months
  Range of Remaining Terms.............................................................     18 months to 72 months
Weighted Average Months of Seasoning(3)................................................                2.91 months
  Range of Months of Seasoning.........................................................      0 months to 22 months
Number of Receivables more than 30 days delinquent.....................................                       None

------------------------
(1) Pool Balance as of the Cut-Off Date divided by total number of Receivables.

(2) Aggregate amount financed divided by total number of Receivables.

(3) Weighted by Principal Balance as of the Cut-Off Date.

                COMPOSITION OF RECEIVABLES BY PRINCIPAL BALANCE

                   PRINCIPAL                      NUMBER OF      % OF          PRINCIPAL         % OF POOL BY
                    BALANCE                      RECEIVABLES  RECEIVABLES     OUTSTANDING      PRINCIPAL BALANCE
-----------------------------------------------  -----------  -----------  -----------------  -------------------

$3,000 to  4,000...............................          71         0.10%  $      257,420.23            0.03%
 4,001 to  5,000...............................         186         0.27          850,455.62            0.09
 5,001 to  6,000...............................         419         0.61        2,334,309.58            0.24
 6,001 to  7,000...............................         817         1.18        5,343,637.14            0.55
 7,001 to  8,000...............................       1,467         2.12       11,077,948.93            1.15
 8,001 to  9,000...............................       2,524         3.65       21,535,209.26            2.23
 9,001 to 10,000...............................       3,915         5.66       37,277,031.61            3.86
10,001 to 11,000...............................       5,454         7.88       57,375,948.59            5.93
11,001 to 12,000...............................       7,059        10.20       81,297,132.55            8.41
12,001 to 13,000...............................       8,648        12.49      108,249,857.50           11.19
13,001 to 14,000...............................       7,771        11.22      104,765,234.80           10.83
14,001 to 15,000...............................       6,052         8.75       87,671,329.38            9.07
15,001 to 16,000...............................       5,168         7.47       80,047,219.18            8.28
16,001 to 17,000...............................       4,377         6.33       72,139,768.10            7.46
17,001 to 18,000...............................       3,968         5.74       69,416,722.61            7.18
18,001 to 19,000...............................       3,527         5.10       65,156,572.46            6.74
19,001 to 20,000...............................       2,683         3.88       52,238,515.89            5.40
20,001 to 21,000...............................       2,025         2.93       41,446,449.43            4.29
21,001 to 22,000...............................       1,525         2.20       32,752,126.26            3.39
22,001 to 23,000...............................         744         1.08       16,717,185.28            1.73
23,001 to 24,000...............................         485         0.70       11,379,822.43            1.18
24,001 to 25,000...............................         231         0.33        5,636,047.91            0.58
25,001 to 26,000...............................          62         0.09        1,575,375.81            0.16
26,001 to 27,000...............................          11         0.02          289,199.96            0.03
                                                 -----------  -----------  -----------------          ------
    Total......................................      69,189       100.00%  $  966,830,520.51          100.00%
                                                 -----------  -----------  -----------------          ------
                                                 -----------  -----------  -----------------          ------

                     COMPOSITION BY APR OF THE RECEIVABLES
                              (AS OF CUT-OFF DATE)

                                                    NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
APR RANGE                                          RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------  -----------------  -----------------
12.00 to 12.99%..................................         294         0.42%  $    5,172,361.49           0.53%
13.00 to 13.99...................................          73         0.11        1,375,413.60           0.14
14.00 to 14.99...................................         250         0.36        4,461,054.79           0.46
15.00 to 15.99...................................       1,713         2.48       28,660,744.49           2.97
16.00 to 16.99...................................       2,261         3.27       40,067,231.37           4.15
17.00 to 17.99...................................      14,495        20.95      222,782,738.72          23.04
18.00 to 18.99...................................       8,883        12.84      132,970,699.51          13.75
19.00 to 19.99...................................       7,607        10.99      107,732,609.00          11.14
20.00 to 20.99...................................      21,131        30.54      276,086,148.47          28.56
21.00 to 21.99...................................       5,536         8.00       68,775,470.49           7.11
22.00 to 22.99...................................       4,796         6.93       56,681,531.81           5.86
23.00 to 23.99...................................         747         1.08        8,173,122.31           0.85
24.00 to 24.99...................................       1,281         1.86       12,832,942.30           1.33
25.00 to 25.99...................................         107         0.15          951,701.81           0.10
26.00 to 27.00...................................          15         0.02          106,750.35           0.01
                                                   -----------  -----------  -----------------         ------
    Total........................................      69,189       100.00%  $  966,830,520.51         100.00%
                                                   -----------  -----------  -----------------         ------
                                                   -----------  -----------  -----------------         ------

                     COMPOSITION BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                                 NUMBER OF      % OF          PRINCIPAL          % OF POOL BY
           INTEREST ACCRUAL METHOD              RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL OUTSTANDING
----------------------------------------------  -----------  -----------  -----------------  ---------------------
Actuarial.....................................       3,501         5.06%  $   44,994,120.25             4.65%
Simple Interest...............................      65,688        94.94      921,836,400.26            95.35
                                                -----------  -----------  -----------------           ------
    Total.....................................      69,189       100.00%  $  966,830,520.51           100.00%
                                                -----------  -----------  -----------------           ------
                                                -----------  -----------  -----------------           ------

                       COMPOSITION BY STATE OF RESIDENCE
                              (AS OF CUT-OFF DATE)

                                                    NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER            RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------  -----------------  -----------------
Alabama..........................................          71         0.10%  $    1,000,040.68           0.10%
Alaska...........................................           4         0.01           61,570.39           0.01
Arizona..........................................       1,177         1.70       16,010,459.51           1.66
Arkansas.........................................         241         0.35        3,366,431.74           0.35
California.......................................       9,734        14.08      135,585,406.53          14.03
Colorado.........................................         529         0.76        6,879,505.67           0.71
Connecticut......................................          15         0.02          200,955.46           0.02
Delaware.........................................         422         0.61        5,556,844.67           0.57
District of Columbia.............................         314         0.45        4,471,020.65           0.46
Florida..........................................       6,743         9.76       96,444,490.16           9.98
Georgia..........................................       4,434         6.41       60,386,664.86           6.25
Hawaii...........................................           4         0.01           54,368.91           0.01

                                                    NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER            RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------  -----------------  -----------------
Idaho............................................          65         0.09          792,873.22           0.08
Illinois.........................................       3,119         4.51       43,960,282.35           4.55
Indiana..........................................         792         1.14       10,957,677.84           1.13
Iowa.............................................         330         0.48        4,389,118.49           0.45
Kansas...........................................         381         0.55        4,931,820.78           0.51
Kentucky.........................................       1,542         2.23       20,385,102.85           2.11
Louisiana........................................       1,081         1.56       14,021,286.41           1.45
Maine............................................          13         0.02          161,491.10           0.02
Maryland.........................................       2,526         3.65       36,119,080.32           3.74
Massachusetts....................................         138         0.20        1,782,505.20           0.18
Michigan.........................................       1,911         2.76       26,135,581.93           2.70
Minnesota........................................         733         1.06        9,898,619.88           1.02
Mississippi......................................       1,060         1.53       14,402,780.80           1.49
Missouri.........................................       1,019         1.47       13,228,815.49           1.37
Montana..........................................          47         0.07          587,052.99           0.06
Nebraska.........................................         370         0.53        4,817,123.97           0.50
Nevada...........................................       1,136         1.64       15,370,307.74           1.59
New Hampshire....................................          10         0.01          106,202.38           0.01
New Jersey.......................................       1,241         1.79       16,377,410.74           1.69
New Mexico.......................................         383         0.55        5,258,907.93           0.54
New York.........................................       1,457         2.11       19,146,976.26           1.98
North Carolina...................................       4,210         6.08       61,139,052.73           6.32
North Dakota.....................................          27         0.04          410,991.04           0.04
Ohio.............................................       1,579         2.28       21,275,529.38           2.20
Oklahoma.........................................         881         1.27       11,673,740.94           1.21
Oregon...........................................         162         0.23        2,044,714.54           0.21
Pennsylvania.....................................       2,435         3.52       33,565,731.55           3.47
Rhode Island.....................................          14         0.02          194,989.24           0.02
South Carolina...................................       1,500         2.17       20,453,719.14           2.12
South Dakota.....................................          22         0.03          302,625.42           0.03
Tennessee........................................       3,433         4.96       47,001,375.83           4.86
Texas............................................       8,456        12.23      128,973,600.76          13.35
Utah.............................................         279         0.40        3,861,415.51           0.40
Vermont..........................................           1         0.00            8,637.75           0.00
Virginia.........................................       1,799         2.60       24,804,191.86           2.57
Washington.......................................         441         0.64        5,836,305.67           0.60
West Virginia....................................         640         0.93        9,033,927.09           0.93
Wisconsin........................................         249         0.36        3,123,719.63           0.32
Wyoming..........................................          19         0.03          277,474.53           0.03
                                                   -----------  -----------  -----------------         ------
    Total........................................      69,189       100.00%  $  966,830,520.51         100.00%
                                                   -----------  -----------  -----------------         ------
                                                   -----------  -----------  -----------------         ------

   COMPOSITION BY REMAINING TERM OF THE RECEIVABLES (AS OF THE CUT-OFF DATE)

                                                    NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
REMAINING TERM RANGE (IN MONTHS)                   RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------  -----------------  -----------------
18 to 23.........................................         173         0.25%  $    1,006,153.82           0.10%
24 to 29.........................................         146         0.21          999,229.35           0.10
30 to 35.........................................       1,223         1.77        9,552,992.42           0.99
36 to 41.........................................         633         0.91        5,755,213.93           0.60
42 to 47.........................................       4,040         5.84       41,494,511.85           4.29
48 to 53.........................................       3,608         5.21       43,913,303.35           4.54
54 to 59.........................................      32,970        47.66      437,166,617.28          45.22
60 to 65.........................................       7,603        10.99      106,811,133.81          11.05
66 to 71.........................................      15,628        22.59      265,438,238.95          27.45
72...............................................       3,165         4.57       54,693,125.75           5.66
                                                   -----------  -----------  -----------------         ------
    Total........................................      69,189       100.00%  $  966,830,520.51         100.00%
                                                   -----------  -----------  -----------------         ------
                                                   -----------  -----------  -----------------         ------

             COMPOSITION OF RECEIVABLES BY TYPE OF FINANCED VEHICLE

                                                 NUMBER OF      % OF          PRINCIPAL          % OF POOL BY
TYPE OF FINANCING                               RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL OUTSTANDING
----------------------------------------------  -----------  -----------  -----------------  ---------------------
New...........................................      13,178        19.05%  $  220,902,147.48            22.85%
Used..........................................      56,011        80.95      745,928,373.03            77.15
                                                -----------  -----------  -----------------           ------
    Total.....................................      69,189       100.00%  $  966,830,520.51           100.00%
                                                -----------  -----------  -----------------           ------
                                                -----------  -----------  -----------------           ------

THE RESERVE ACCOUNT

    An initial deposit of $9,668,305.21 (1% of the Pool Balance as of the Cut-Off Date) will be placed in an account (the "Reserve Account"). The Reserve Account will be increased on each Payment Date by the deposit in the Reserve Account of amounts remaining after payments to Noteholders and any fees then payable pursuant to the priorities set forth in "Description of the Notes--Payment Priorities," until the amount on deposit therein equals the Targeted Reserve Account Balance. Amounts in the Reserve Account on any Payment Date (after giving effect to all payments to be made to the Servicer and the Noteholders on such Payment Date) in excess of the Targeted Reserve Account Balance for such Payment Date will be paid, first to the Servicer for any Servicing Fees and Supplemental Servicing Fees then due, and any remainder to the Seller.

    Funds will be withdrawn from the Reserve Account on each Payment Date to pay any Servicing Fee then payable to a master servicer other than HFC, and to make required distributions on the Notes to the extent funds are not otherwise available, as described herein. See "Description of the Notes-- Payment Priorities".

THE PREFERRED STOCK

    The Trust Assets include one share of preferred stock of the Seller (the "Preferred Stock"). The Preferred Stock has a par value of $1.00 and is designated the "Class SV Preferred Stock". Issuance of the Preferred Stock to the Issuer is intended to prevent the Seller from instituting any of the Seller's Bankruptcy Initiatives described below and will have no impact on the bankruptcy remoteness of the Issuer. As discussed in "Risk Factors--Insolvency of the Seller or Subservicer May Reduce or Delay

Payments to Noteholders", a bankruptcy of the Seller may reduce, delay or prevent payments to Noteholders. In March 1998, one share of Preferred Stock was issued to Household Automobile Revolving Trust I. In December 1998, one share of Preferred Stock was issued to Household Automotive Trust II. Upon formation of the Issuer, one share of Preferred Stock also will be issued to the Issuer. Wilmington Trust Company also acts as owner trustee to each of the trusts. As the Seller sponsors other trusts to issue notes backed by other pools of automotive retail installment sales contracts, an additional share of Preferred Stock will be issued to each such trust. Pursuant to the Articles of Incorporation of the Seller (included as an exhibit to the Registration Statement of which this prospectus forms a part), the sole rights of the holders of the Preferred Stock are to (a) vote in the event the Seller desires to: institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due (collectively, the "Seller's Bankruptcy Initiatives"), and (b) receive $1.00 upon liquidation of the Seller. The unanimous affirmative vote of the holders of the Preferred Stock is required to approve any of the Seller's Bankruptcy Initiatives. Holders of the Preferred Stock of the Seller have no other rights, including the right to receive dividends or to vote on any other matter.

    Pursuant to the Issuer's pledge of its interest in the Trust Assets, the Indenture Trustee has the exclusive authority to vote the interest of the Issuer in the Preferred Stock. In the Indenture, the Indenture Trustee covenants that it will not consent to any of the Seller's Bankruptcy Initiatives. The provisions of Household Automobile Revolving Trust I and the notes issued by such trust as they relate to the Preferred Stock, the voting rights related thereto and the covenants with respect to voting of such shares are identical to the provisions applicable to the Issuer and the Notes. It is expected that each trust sponsored by the Seller and each series of notes issued by such trusts will be structured with the same provisions. As a result, regardless of how many shares of Preferred Stock are outstanding, it is expected that all shares of Preferred Stock will be voted to prevent the Seller's Bankruptcy Initiatives. However, because unanimous consent of the holders of the Preferred Stock is required to approve any of the Seller's Bankruptcy Initiatives, the holders of the Notes will be able to unilaterally prevent the implementation of the Seller's Bankruptcy Initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the Subservicer. The Subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. If a Note is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity of the Note will be less than the yield anticipated at the time of purchase. If a Note is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase.

Any reinvestment risks (i.e., that a Noteholder will not be able to reinvest amounts received in payment on the Notes at interest rates that are greater than or equal to the applicable Note Rate) resulting from a faster or slower incidence of prepayment of Receivables will be borne by owners of beneficial interests in the Notes (the "Note Owners").

    The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. As a result, final payment of each class of Notes could occur significantly earlier than the Final Scheduled Payment Date for such class. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

    Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;
(ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iii) the initial principal amount of each class of Notes are as set forth on the cover page hereof; (iv) interest accrues during each Interest Period at the following assumed coupon rates: Class A-1 Notes, 5.07625%; Class A-2 Notes, 5.67400%; Class A-3 Notes, 6.25000%; and
Class A-4 Notes, 6.45000%; (v) payments on the Notes are made on the 17th day of each month whether or not a Business Day; (vi) the Notes are purchased on the Closing Date; (vii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics set forth in the table below, such that each Receivable will amortize in amounts sufficient to repay the Principal Balance of such Receivable by its indicated remaining term to maturity; and (viii) the Seller or the Servicer exercise the option to purchase the Receivables on the Payment Date on which the Aggregate Note Principal Balance on the prior Payment Date, minus the decline in the Pool Balance for the related Collection Period, is less than $66,228,000.

    The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level of scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                               REMAINING
                                                 TERM
                 AGGREGATE                    TO MATURITY          SEASONING
   POOL      PRINCIPAL BALANCE     APR        (IN MONTHS)         (IN MONTHS)
-----------  -----------------  ---------  -----------------  -------------------
         1   $    1,177,621.58     21.269%            21                   3
         2       12,074,533.02     21.082             33                   3
         3       54,202,163.79     20.794             45                   3
         4      561,082,602.81     19.916             57                   3
         5      338,293,599.31     18.863             69                   3

    The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each class of Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                            CLASS A-1 NOTES                                     CLASS A-2 NOTES
                                     ------------------------------                      ------------------------------
PAYMENT DATE                  0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
-------------------------     -----        -----        -----        -----        -----        -----        -----        -----
Initial                           100          100          100          100          100          100          100          100
7/17/99                            77           70           60           49          100          100          100          100
8/17/99                            61           54           44           33          100          100          100          100
9/17/99                            54           45           33           18          100          100          100          100
10/17/99                           47           37           21            2          100          100          100          100
11/17/99                           41           28            9            0          100          100          100           90
12/17/99                           34           19            0            0          100          100           98           78
1/17/00                            27           11            0            0          100          100           89           66
2/17/00                            20            2            0            0          100          100           80           54
3/17/00                            13            0            0            0          100           95           71           43
4/17/00                             7            0            0            0          100           88           62           32
5/17/00                             0            0            0            0          100           81           53           21
6/17/00                             0            0            0            0           94           74           44           10
7/17/00                             0            0            0            0           89           67           36            0
8/17/00                             0            0            0            0           83           60           28            0
9/17/00                             0            0            0            0           77           53           20            0
10/17/00                            0            0            0            0           72           47           12            0
11/17/00                            0            0            0            0           66           40            4            0
12/17/00                            0            0            0            0           60           34            0            0
1/17/01                             0            0            0            0           54           27            0            0
2/17/01                             0            0            0            0           48           21            0            0
3/17/01                             0            0            0            0           43           15            0            0
4/17/01                             0            0            0            0           37            8            0            0
5/17/01                             0            0            0            0           32            2            0            0
6/17/01                             0            0            0            0           26            0            0            0
7/17/01                             0            0            0            0           21            0            0            0
8/17/01                             0            0            0            0           15            0            0            0
9/17/01                             0            0            0            0            9            0            0            0
10/17/01                            0            0            0            0            4            0            0            0
11/17/01                            0            0            0            0            0            0            0            0
12/17/01                            0            0            0            0            0            0            0            0
1/17/02                             0            0            0            0            0            0            0            0
2/17/02                             0            0            0            0            0            0            0            0
3/17/02                             0            0            0            0            0            0            0            0
4/17/02                             0            0            0            0            0            0            0            0
5/17/02                             0            0            0            0            0            0            0            0
6/17/02                             0            0            0            0            0            0            0            0
7/17/02                             0            0            0            0            0            0            0            0
8/17/02                             0            0            0            0            0            0            0            0
9/17/02                             0            0            0            0            0            0            0            0
10/17/02                            0            0            0            0            0            0            0            0
11/17/02                            0            0            0            0            0            0            0            0
12/17/02                            0            0            0            0            0            0            0            0
1/17/03                             0            0            0            0            0            0            0            0
2/17/03                             0            0            0            0            0            0            0            0
3/17/03                             0            0            0            0            0            0            0            0
4/17/03                             0            0            0            0            0            0            0            0
5/17/03                             0            0            0            0            0            0            0            0
6/17/03                             0            0            0            0            0            0            0            0
7/17/03                             0            0            0            0            0            0            0            0
8/17/03                             0            0            0            0            0            0            0            0
9/17/03                             0            0            0            0            0            0            0            0
10/17/03                            0            0            0            0            0            0            0            0
11/17/03                            0            0            0            0            0            0            0            0
12/17/03                            0            0            0            0            0            0            0            0
1/17/04                             0            0            0            0            0            0            0            0
Weighted Average Life in          0.4          0.3          0.2          0.2          1.7          1.3          1.0          0.7
  Years(2)

                                            CLASS A-3 NOTES                                     CLASS A-4 NOTES
                                     ------------------------------                      ------------------------------
PAYMENT DATE                  0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
-------------------------     -----        -----        -----        -----        -----        -----        -----        -----
Initial                           100          100          100          100          100          100          100          100
7/17/99                           100          100          100          100          100          100          100          100
8/17/99                           100          100          100          100          100          100          100          100
9/17/99                           100          100          100          100          100          100          100          100
10/17/99                          100          100          100          100          100          100          100          100
11/17/99                          100          100          100          100          100          100          100          100
12/17/99                          100          100          100          100          100          100          100          100
1/17/00                           100          100          100          100          100          100          100          100
2/17/00                           100          100          100          100          100          100          100          100
3/17/00                           100          100          100          100          100          100          100          100
4/17/00                           100          100          100          100          100          100          100          100
5/17/00                           100          100          100          100          100          100          100          100
6/17/00                           100          100          100          100          100          100          100          100
7/17/00                           100          100          100          100          100          100          100          100
8/17/00                           100          100          100           88          100          100          100          100
9/17/00                           100          100          100           77          100          100          100          100
10/17/00                          100          100          100           65          100          100          100          100
11/17/00                          100          100          100           54          100          100          100          100
12/17/00                          100          100           96           44          100          100          100          100
1/17/01                           100          100           87           33          100          100          100          100
2/17/01                           100          100           78           23          100          100          100          100
3/17/01                           100          100           69           13          100          100          100          100
4/17/01                           100          100           61            3          100          100          100          100
5/17/01                           100          100           53            0          100          100          100           94
6/17/01                           100           95           45            0          100          100          100           86
7/17/01                           100           88           37            0          100          100          100           78
8/17/01                           100           81           29            0          100          100          100           71
9/17/01                           100           74           21            0          100          100          100           63
10/17/01                          100           67           14            0          100          100          100           56
11/17/01                           98           61            7            0          100          100          100           50
12/17/01                           91           54            0            0          100          100          100           43
1/17/02                            84           47            0            0          100          100           94            0
2/17/02                            78           40            0            0          100          100           88            0
3/17/02                            71           34            0            0          100          100           82            0
4/17/02                            65           27            0            0          100          100           77            0
5/17/02                            58           21            0            0          100          100           72            0
6/17/02                            52           15            0            0          100          100           66            0
7/17/02                            45            9            0            0          100          100           62            0
8/17/02                            38            3            0            0          100          100           57            0
9/17/02                            32            0            0            0          100           97           52            0
10/17/02                           25            0            0            0          100           92           48            0
11/17/02                           18            0            0            0          100           87           44            0
12/17/02                           12            0            0            0          100           82           40            0
1/17/03                             5            0            0            0          100           77            0            0
2/17/03                             0            0            0            0           98           72            0            0
3/17/03                             0            0            0            0           93           67            0            0
4/17/03                             0            0            0            0           88           63            0            0
5/17/03                             0            0            0            0           82           58            0            0
6/17/03                             0            0            0            0           77           54            0            0
7/17/03                             0            0            0            0           71           50            0            0
8/17/03                             0            0            0            0           66           46            0            0
9/17/03                             0            0            0            0           60           42            0            0
10/17/03                            0            0            0            0           55            0            0            0
11/17/03                            0            0            0            0           49            0            0            0
12/17/03                            0            0            0            0           44            0            0            0
1/17/04                             0            0            0            0            0            0            0            0
Weighted Average Life in          3.1          2.6          2.0          1.5          4.3          4.0          3.2          2.4
  Years(2)

------------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Notes.

              THE AUTOMOBILE FINANCING BUSINESS OF THE SUBSERVICER

GENERAL

    The Subservicer purchases retail installment sales contracts of non-prime borrowers from a network of automobile Dealers. Through a subsidiary, it also originates contracts directly with borrowers. No direct originations are included in the Receivables. Approximately 95% of the Dealers are franchisees of major automobile manufacturers. The retail installment sales contracts are secured by new or used automobiles, light duty trucks and vans. The Subservicer's customers typically have limited credit history or past credit problems including bankruptcy, chargeoffs or other derogatory credit events, and are unable to obtain automobile financing from more traditional sources. The retail installment sales contracts typically bear a higher annual percentage rate than charged by a traditional source of financing.

APPLICATION PROCESSING AND PURCHASING CRITERIA

    The Subservicer markets it services to Dealers under several different programs and uses a tiered pricing structure designed to price loans according to the borrower's credit characteristics. Programs exist for borrowers with limited credit histories and for borrowers who have been the subject of a bankruptcy that was discharged within the last five years. In addition, multiple programs are offered that provide more favorable rates and terms to borrowers meeting progressively more stringent credit criteria. The criteria examined include length of employment, length at current residence, income, length of credit history, credit bureau score, the ratio of required monthly debt payments to monthly gross income and the ratio of proposed monthly payment on the auto contract to monthly gross income.

    For new vehicles, the Subservicer will finance up to 110% of the Dealer's invoice price, plus taxes, license fees, insurance, any dealer handling or documentation charges, and the cost of any service contract. For used vehicles, the Subservicer will finance up to 115% of the value quoted in industry-accepted used car guides (such as the Kelly Wholesale Blue Book), plus the same additions as for new vehicles. In each case, the total amount financed may not exceed 150% of the invoice or wholesale value as quoted in the used car guide. The maximum amount financed will not exceed $30,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

    The amount of the required downpayment varies by program. For qualifying borrowers with higher credit profiles, no downpayment is required while other programs require a minimum downpayment of $1,000. The value of a trade-in vehicle (as determined by reference to industry accepted used car guides) may be applied to the downpayment; however manufacturer rebates may not be applied toward the required downpayment.

    The Subservicer's application processing is conducted in seven regional credit centers which focus solely on underwriting customer applications forwarded by Dealers, typically by facsimile. Upon receipt of an application a credit officer reviews the application and obtains a credit history from a credit reporting bureau. A conditional underwriting decision is made either by an automated decision model for applications meeting certain criteria, or by the credit officer after evaluating the application, credit bureau data, and whether the application meets the criteria under the Subservicer's policy guidelines and its proprietary credit scoring model. Despite certain deficiencies that may exist in a borrower's credit history, the credit scoring model is predictive of future delinquency and credit loss based on statistical modelling of the Subservicer's historical portfolio. Additional factors considered that may offset past credit deficiencies include the borrower's residence stability, employment stability, income level relative to expenses and past performance on automobile-related debt. Upon conditional approval, the Dealer forwards a funding package to a centralized funding facility. The funding package includes the application, contract, title transfer, customer agreement to provide insurance, and other information necessary to fund the contract.

    Among other things, the contract must be fully amortizing, provide for level payments over the term of the contract, grant a first priority security interest in the financed vehicle to the Subservicer, prohibit the sale or transfer of the financed vehicle without the Subservicer's consent, and allow for acceleration of maturity of the contract if the vehicle is sold or transferred without this consent. The portions of payments on contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

FUNDING PACKAGE COMPLETION, VERIFICATION AND FUNDING

    After receiving an approval from one of the Subservicer's regional credit centers and compiling a set of documents the Dealers believe to be consistent with the Subservicer's documentation requirements, the Dealers send funding packages to the Subservicer's central funding group in San Diego, California. The Subservicer generally requires that funding packages include verification of the borrower's income, an agreement of the borrower to obtain insurance and evidence that application has been made to transfer title.

    The Subservicer's funding department reviews each contract and verifies the application data and contract documentation. The funding department also confirms or reconfirms the borrower's employment, the borrower's agreement to obtain insurance on the vehicle, the terms of the contract, the source of the down payment and the equipment on the vehicle. The Subservicer requires a telephone interview of the borrower prior to funding a contract with a borrower that is deemed by the Subservicer to be a higher credit risk. The Subservicer believes this process reduces the risk of misrepresentation by Dealers and/or borrowers and provides a basis for future borrower contact.

    A funding package may be returned if it does not comply with the terms of the initial approval or if the Subservicer discovers facts that were not disclosed during the approval process. As an additional quality control check, the Subservicer's data processing systems perform an automated review of the contracts and identify any characteristics not in compliance with the Subservicer's minimum underwriting standards.

POST-FUNDING QUALITY REVIEWS

    The Subservicer uses its automated systems to continue to monitor contracts after funding. In addition, on-going quality control reviews of the newly-purchased contracts are performed at each of the Subservicer's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of contract documentation. On a quarterly basis, a report is prepared which summarizes (by credit processor and credit officer) policy exceptions, processing errors, documentation deficiencies and credit decisions which the Subservicer's quality control manager considers overly aggressive.

SERVICING OF CONTRACTS

    The Subservicer services all of the contracts it purchases or originates. The Subservicer's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. Servicing for all contracts, whether owned or sold in an asset-backed security, is performed in accordance with policies and procedures established by the Subservicer in consultation with the Servicer, from time to time. In accordance with these policies and procedures and reasonable commercial practice, appropriate action may be taken in the discretion of the Subservicer, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and contract restructuring. The Subservicer's current policies require that the aggregate of all extensions on a contract may not exceed six months over the life of the contract and no more than two months in any contract in a consecutive twelve month period.

    A Receivable is considered contractually delinquent if less than 90% of the required payment due from the borrower has been received by the Subservicer. Generally, contracts that are in excess of 31 days delinquent may be extended once during a six month period after the borrower makes, in one or more payments, at least 90% of one required payment in either the current or prior month. If partial payments are aggregated, all such payments must be made within a 30 day period. When a contract is extended, it is no longer considered delinquent. Under the Subservicer's current policies, a contract will generally be charged-off upon the earlier of: (i) the elapse of 90 days since the financed vehicle was repossessed, (ii) a good faith determination that all amounts expected to be recovered have been received, (iii) if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the date on which the financed vehicle has been sold and the proceeds received. See "--Repossession" below for discussion of how the amount to be charged-off upon repossession of a financed vehicle is determined.

    The delinquency and charge-off policies and collection practices discussed herein may change over time in accordance with the business judgment of the Subservicer and the Servicer, changes in applicable laws and regulations, and other considerations.

BILLING AND COLLECTION PROCESS

    The Subservicer sends each borrower a monthly bill, rather than using payment coupon books. All payments are directed to a lock-box account at a bank affiliated with the Subservicer. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. A simultaneous electronic data transfer of borrower payment data is made to the Subservicer for posting to computerized records.

    The Subservicer's collection process is based on a strategy of closely monitoring contracts and maintaining frequent contact with borrowers. As part of this process, the Subservicer makes early, frequent contact with delinquent borrowers in an attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment. The Subservicer believes that its proactive collection process, including the early identification of payment problems, reduces its repossession rates and loss levels.

    In support of its collection efforts, the Subservicer maintains a collection software package with customized features designed for high-intensity collection operations, which includes a high-penetration autodialer. With the aid of the autodialer, the Subservicer attempts to contact each borrower whose account becomes past due.

    Although the Subservicer emphasizes telephonic contact, the Subservicer also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, the Subservicer uses the Western Union Quick Collection Service to collect borrowers' payments and to reduce the incidence of bad checks.

REPOSSESSION

    The Subservicer repossesses a vehicle when resolution of a delinquency is not likely (generally 80 days delinquent) or when it believes that the collateral is at risk. The Subservicer makes these judgments based upon discussions with borrowers, the ability or inability to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. The Subservicer uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (where neither the borrower nor the vehicle can be located) to supplement its own efforts in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of repossession. The Subservicer generally uses its own staff to pursue recoveries of deficiency balances, but it may also use outside collection agencies which share in any recoveries. If the Subservicer has reason to believe that a Dealer violated any representations or warranties made to the Subservicer on a defaulted contract, the Subservicer may pursue its remedies against the Dealer under the Dealer Agreement.

    The Subservicer expects that a charge-off will be incurred whenever a vehicle is repossessed. Unless a determination is made to charge-off a contract earlier, upon sale of a repossessed vehicle, the Subservicer records a net loss equal to the outstanding principal balance of the contract, less the proceeds from the sale of the vehicle.

    If a contract becomes 150 days delinquent (other than accounts in bankruptcy) and the Subservicer has repossessed the vehicle, but not yet received the sale proceeds, then the Subservicer reports a loss equal to the outstanding principal balance of the contract, less the estimated auction value of the vehicle (which is based upon wholesale used car values published by nationally recognized firms) and any expected recoveries under any insurance. If a contract becomes 150 days delinquent (or 210 days delinquent in the case of a bankrupt borrower) and the Subservicer has not repossessed the vehicle, then the Subservicer records a loss equal to the outstanding principal balance of the contract. Any recoveries received subsequent to the contract being charged-off, including amounts (i) from the borrower's insurance policies or service contracts, (ii) from Dealers under a breach of the Dealer Agreements or (iii) from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

INSURANCE

    The Subservicer requires that physical damage insurance policies be maintained by the borrowers naming the Subservicer (or any predecessor to the Subservicer or any subsidiary thereof), as the loss payee.

    The Subservicer maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

DELINQUENCY AND LOSS INFORMATION

    Set forth below is certain information concerning the Subservicer's delinquency and loss experience with respect to its servicing portfolio of retail installment sale contracts for new and used automobiles, light duty trucks and vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current. The information has not been adjusted to eliminate the effect of the significant growth in the size of the Subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the Subservicer's underwriting policies have changed in various respects over the periods presented. The Subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below. With respect to changes to the Subservicer's charge-off policies, in the fourth quarter of 1997 the Subservicer began charging off non-securitized contracts at the earlier of: (a) the date a contract becomes 150 days delinquent and (b) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change (and continuing for all contracts securitized prior to 1998), contracts were charged off (a) at 120 days delinquent and (b) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss experience as reported for year-end 1997 and 1998 and for the three months ended March 31, 1999. In footnote 4 to the table, the amount of the impact on the delinquency ratios for such periods is reported. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

    If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of Receivables serviced for each period would be higher than those shown. The tables below present all retail installment sales contract data for contracts purchased by the Subservicer, including contracts managed in states which are not represented in the pool consisting of the Receivables. Following the merger in which Household acquired ACC (see "The Subservicer"), the Subservicer assumed management and servicing responsibilities for a portfolio of automotive retail installment sales contracts purchased or acquired by another Household subsidiary. None of the contracts held by such entity are included in the Receivables or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                            YEAR ENDED DECEMBER 31,
                   ----------------------------------------------------------------------------------------------------------
                            1994                    1995                    1996                  1997(4)           1998(4)
                   ----------------------  ----------------------  ----------------------  ----------------------  ----------
                    DOLLARS     PERCENT     DOLLARS     PERCENT     DOLLARS     PERCENT     DOLLARS     PERCENT     DOLLARS
                   ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------  ----------
Principal
  Outstanding....     42,837        100%     117,539        100%     251,751        100%     607,802        100%    1,593,434
Delinquencies
  (1)(2)
  31-60 Days.....      1,014       2.37%       3,218       2.74%       8,297       3.30%      23,784       3.91%       65,220
  61-90 Days.....        247       0.58%       1,171       1.00%       2,847       1.13%       8,498       1.40%       21,607
  Over 90 Days...        133       0.31%         607       0.52%       1,515       0.60%       3,939       0.65%       13,155
    Subtotal.....      1,394       3.25%       4,996       4.25%      12,659       5.03%      36,221       5.96%       99,982
Repossession on
  hand (3).......        261       0.61%         861       0.73%       2,241       0.89%       6,495       1.07%       17,746
Total
  Delinquencies
  and
  Repossession on
  hand...........      1,655       3.86%       5,857       4.98%      14,900       5.92%      42,716       7.03%      117,728

                                     THREE MONTHS
                                         ENDED
                                       MARCH 31,
                                -----------------------

                                        1999(4)
                                -----------------------
                     PERCENT     DOLLARS      PERCENT
                   -----------  ----------  -----------
Principal
  Outstanding....        100%    1,901,548        100%
Delinquencies
  (1)(2)
  31-60 Days.....       4.09%       49,186       2.59%
  61-90 Days.....       1.36%       18,361       0.97%
  Over 90 Days...       0.83%       13,498       0.71%
    Subtotal.....       6.27%       81,045       4.26%
Repossession on
  hand (3).......       1.11%       19,829       1.04%
Total
  Delinquencies
  and
  Repossession on
  hand...........       7.39%      100,874       5.30%

------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately 0.5% of outstanding principal for each period presented.

(3) Amounts shown represent the expected net realizable value for repossessed vehicles that have not been sold.

(4) In October 1997, the Subservicer implemented changes to its charge-off policy for owned receivables. The former policy for owned receivables was to charge-off at 120 days past due. For repossessed vehicles for which the account was not yet 120 days past due, charge-off occurred at 60 days after the repossession date. The revised policy for owned receivables is to charge-off at 150 days past due, or for repossessed vehicles for which the account is not yet 150 days past due, the charge-off occurs at 90 days after the repossession date. The impact of this change increased the December 31, 1997, December 31, 1998 and March 31, 1999 delinquency ratios by approximately .01%, .03% and .09%, respectively.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                                  THREE MONTHS
                                                         YEAR ENDED DECEMBER 31,                      ENDED
                                         -------------------------------------------------------    MARCH 31,
                                           1994       1995       1996      1997(3)     1998(3)       1999(3)
                                         ---------  ---------  ---------  ---------  -----------  -------------
Principal outstanding..................  $  42,837  $ 117,539  $ 251,751  $ 607,802  $ 1,593,434   $ 1,901,548
Average principal amount outstanding...  $  19,099  $  79,304  $ 178,316  $ 411,194  $ 1,051,007   $ 1,736,488
Number of contracts outstanding........      3,951     10,935     23,145     53,856      130,382       154,575
Average number of contracts
  outstanding..........................      1,750      7,340     16,515     36,964       88,616       141,590
Number of repossessions................         61        520      1,530      3,686        8,499         3,269
Number of repossessions as a percent of
  average number of contracts
  outstanding (1)......................       3.48%      7.08%      9.26%      9.97%        9.59%         9.23%
Net losses (2).........................  $     262  $   3,042  $   7,918  $  23,700  $    53,469   $    22,701
Net losses as a percent of average
  principal amount outstanding
  (1)(2)...............................       1.37%      3.84%      4.44%      5.76%        5.09%         5.23%

------------------------

(1) Annualized.

(2) Net Losses are net of recoveries and include principal balance at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds (for disposed vehicles) or the NADA wholesale value (for vehicles repossessed but not sold). Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

(3) In October 1997, the Subservicer implemented changes to its charge-off policy for owned receivables. The former policy for owned receivables was to charge-off at 120 days past due. For repossessed vehicles for which the account was not yet 120 days past due, charge-off occurred at 60 days after the repossession date. The revised policy for owned receivables is to charge-off at 150 days past due, or for repossessed vehicles for which the account is not yet 150 days past due, the charge-off occurs at 90 days after the repossession date. The impact of this change decreased the December 31, 1997, December 31, 1998 and March 31, 1999 charge-off ratios by approximately .01%, .04% and .10%, respectively.

    The Seller expects that the delinquency, loss and repossession experience for the Receivables will be generally consistent with the information provided in the above tables. However, as the Subservicer's portfolio matures and the rate of growth slows (which is likely), it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of such increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience with respect to automobile, light duty truck, and van installment sale contracts in the future, or the experience of the Issuer with respect to the Receivables, will be similar to that set forth above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture. The base indenture and a form of the Series 1999-1 Supplement to such indenture have been filed as exhibits to the Registration Statement of which this prospectus is a part. Such base indenture as supplemented by the Series 1999-1 Supplement is referred to as the "Indenture". The following summary describes certain terms of the Notes and the Indenture.

    The Notes will be issued only in fully registered form, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Notes will be secured by the Trust Assets pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. Replacement Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee. See "-- Registration of the Notes" below. No service charge will be made for any registration, exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

PAYMENTS OF INTEREST

    Interest on each class of Notes will be payable monthly on the seventeenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"), commencing on July 19, 1999, in an amount equal to interest accrued during the related Interest Period (as defined below) at the applicable Note Rate on the outstanding principal balance for the related class of Notes. The per annum rate of interest accruing on each class of Notes is referred to as the "Note Rate" for the respective classes of Notes. The Note Rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be 5.106%, 5.719%, 6.330%, and 6.650%, respectively.

    Interest on the outstanding principal balance of the Notes of each class in respect of any Payment Date will accrue from (and including) the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through (and including) the day preceding such Payment Date (each such period, an "Interest Period"). Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-3 and Class A-4 Notes for the initial Interest Period will be computed on the basis of actual number of days elapsed in the 30-day month. Interest for any Payment Date due but not paid on such Payment Date shall bear interest, to the extent permitted by applicable law, at the related Note Rate until paid. Failure to pay interest in full on any Payment Date after expiration of the applicable grace period is an Event of Default under the Indenture.

    On each Payment Date, Available Funds remaining after making the distributions referred to in items (i) and (ii) under "Description of the Notes -- Payment Priorities" will be allocated pro rata to the Class A Interest Distributable Amount of each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

    If the Notes are accelerated following the occurrence of an Event of Default, interest payments will be allocated to the Notes in the priority described in "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration."

PAYMENTS OF PRINCIPAL

    On each Payment Date, principal payments will be due and payable on the Notes in an amount generally equal to the Principal Distributable Amount for such Payment Date to the extent of funds available therefor.

    On each Payment Date the Class A Principal Distributable Amount will be used to reduce the principal balance of the Class A-1 Notes until the Class A-1 Notes have been paid in full. On each Payment Date after the Payment Date on which the Class A-1 Notes have been paid in full, the Class A Principal Distributable Amount will be used to reduce the principal balance of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each Payment Date after the Payment Date on which the Class A-2 Notes have been paid in full, the Class A Principal Distributable Amount will be used to reduce the principal balance of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each Payment Date after the Payment Date on which the Class A-3 Notes have been paid in full, the Class A Principal Distributable Amount will be used to reduce the principal balance of the Class A-4 Notes until the Class A-4 Notes have been paid in full. On a Payment Date on which the Class A-1, Class A-2, Class A-3 or Class A-4 Notes are paid in full, the Class A Principal Distributable Amount may also be allocable to payments of the class of Class A Notes next entitled to distributions in respect of principal.

    If the Notes are accelerated following the occurrence of an Event of Default, principal payments will be allocated to the Notes in the priority described in "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration."

OVERCOLLATERALIZATION AMOUNT

    As of any date, the "Overcollateralization Amount" is equal to the difference between the Pool Balance and the Aggregate Note Principal Balance. As of Closing Date, the Overcollateralization Amount will be equal to $304,550,520.51 or 31.50% of the Pool Balance as of the Cut-Off-Date. The Overcollateralization Amount will be available to absorb losses that would otherwise be allocated to Noteholders.

PAYMENT PRIORITIES

    On or prior to each Payment Date, the Servicer will instruct the Indenture Trustee to make the following distributions in the following order of priority:

          (i) from the Available Funds, to the Servicer, any Supplemental Servicing Fees for the related Collection Period and if HFC is no longer acting as master servicer, the Servicing Fee for the related Collection Period;

         (ii) from the Available Funds, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees (in each case, to the extent such fees have not been previously paid by the Servicer);

        (iii) from the Available Funds, to the holders of the Class A Notes, the Class A Interest Distributable Amount;

         (iv) from the Available Funds, the Class A Principal Distributable Amount will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in "sequential pay" fashion, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are paid in full;

         (v) from the Available Funds, to the Reserve Account, the Reserve Account Deposit Amount, if necessary, required to increase the amount therein to its then required level;

         (vi) from the Available Funds, if HFC is acting as the master servicer, the Servicing Fee for the related Collection Period; and

        (vii) any remainder to the Seller.

    Amounts on deposit in the Reserve Account on any Payment Date (after giving effect to all distributions made on such Payment Date and the related Payment
Date) in excess of the Targeted Reserve Account Balance for such Payment Date may be released first, to the Servicer for any Servicing Fees and Supplemental Servicing Fees then due, and any remainder to the Seller.

    The terms used in this description of Payment Priorities on the Series 1999-1 Notes are defined as follows:

    "ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means with respect to any Payment Date, the excess of (i) the aggregate of the Principal Balance of all Receivables which became Liquidated Receivables during the immediately preceding Collection Period over (ii) the sum of (x) the aggregate amount of Net Liquidation Proceeds received by the Trustee during the immediately preceding Collection Period and (y) Excess Interest with respect to such Payment Date. The "Additional Class A Principal Distributable Amount" shall in no event be less than zero.

    "AGGREGATE NOTE PRINCIPAL BALANCE" means, as of any date, the aggregate outstanding principal amount of all the Notes on such date.

    "AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE" means, with respect to any Payment Date, the excess, if any, of (x) the Pool Balance as of the end of the prior Collection Period over (y) the Targeted Overcollateralization Amount for such Payment Date.

    "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

    "AVAILABLE FUNDS" means, with respect to any Collection Period, the sum of
(i) the Collected Funds for such Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during such Collection Period, (iii) income on investments held in the Collection Account, (iv) the proceeds of any liquidation of the assets of the Trust, (v) the lesser of (a) the excess of the aggregate amount determined under items (i)-(iv) of the Payment Priorities set forth beginning on page 35, over the amount on deposit in the Collection Account and (b) the Reserve Account Balance; provided that with respect to any Payment Date on which amounts are payable with respect to the Class A-1 Notes pursuant to clause (ii) of the definition of Class A Principal Distributable Amount (or clause (iii) of such definition to the extent such amount represents amounts not paid pursuant to clause (ii) on a prior Payment Date), Available Funds shall not include amounts withdrawn from the Reserve Account necessary to make such payment to the extent such withdrawal would result in the Reserve Account Balance being less than $4,834,152.60.

    "CLASS A DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date and each class of Class A Notes, the sum of (i) the related Class A Interest Distributable Amount and (ii) the Class A Principal Distributable Amount.

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
    "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date and each class of Class A Notes, the sum of: (i) excess of (a) the related Class A Interest Distributable Amount for the preceding Payment Date, over (b) the amount actually paid as interest to the Noteholders on such preceding Payment Date, PLUS (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Class A Note Rate from such preceding Payment Date to but excluding the current Payment Date.

    "CLASS A INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date and each class of Class A Notes, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class A Notes at the related Class A Note Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date PLUS (ii) the related Class A Interest Carryover Shortfall for the current Payment Date.

    "CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, (i) with respect to any Payment Date prior to the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the Principal Distributable Amount,
(ii) with respect to the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) 100% of the Principal Distributable Amount with respect to that portion of the Principal Distributable Amount required to reduce the principal balance of the Class A-1 Notes to zero, plus (y) the excess of the amount described in clause (iii) of this definition for such Payment Date over the amount described in clause (ii)(x) (taking into account payment of the principal balance of the Class A-1 Notes on such Payment
Date), (iii) with respect to any Payment Date after the Payment Date on which the Principal Balance of the Class A-1 Notes is reduced to zero until the Payment Date on which the Principal Balance of the Class A Notes is reduced to zero, the excess of (x) aggregate outstanding principal balance of the Class A Notes over (y)(A) the outstanding Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount for such Payment Date.

    "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date after the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, the excess of the Class A Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class A Notes on such preceding Payment Date.

    "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class A Monthly Principal Distributable Amount for such Payment Date, (ii) the Additional Class A Principal Distributable Amount, if any, for such Payment Date, and (iii) the Class A Principal Carryover Shortfall for such Payment Date; PROVIDED HOWEVER, that (x) the sum of clauses
(i), (ii) and (iii) shall not exceed the outstanding principal amount of the Class A Notes, and (y) on the Final Scheduled Payment Date, the Class A Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment Date) to reduce the outstanding principal amount of the Class A Notes to zero.

    "COLLECTED FUNDS" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges or similar items) on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

    "COLLECTION PERIOD" means, as to any Payment Date other than the first Payment Date, the calendar month preceding the month in which such Payment Date occurs, and in the case of the first Payment Date, the period from the Cut-Off Date through June 30, 1999.

    "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued a final order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

    "DETERMINATION DATE" means, with respect to any Payment Date, the earlier of the fifth calendar day or the third Business Day prior to such Payment Date.

    "EXCESS INTEREST" means with respect to a Payment Date the excess of (i) interest collections on the Receivables during the preceding Collection Period over (ii) amounts payable on such Payment Date pursuant to clauses (i) through
(iii) of "Payment Priorities".

    "LIQUIDATED RECEIVABLE" means, a Receivable as to which (i) 90 days have elapsed since the financed vehicle was repossessed, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the financed vehicle has been sold and the proceeds received.

    "MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT" for any Payment Date is equal to that portion of Collected Funds representing interest collections on the Receivables and Net Liquidation Proceeds for the related Collection Period less the sum of: the Servicing Fee paid to any master servicer other than HFC, the fees due to the Indenture Trustee, and Owner Trustee, to the extent not paid by the Servicer, the Class A Interest Distributable Amount, the aggregate Principal Balances of all Receivables which became Liquidated Receivables during such Collection Period, plus the aggregate amount of Cram Down Losses during such Collection Period.

    "NET LIQUIDATION PROCEEDS" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying financed vehicle securing the Liquidated Receivables, less the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the borrower, (ii) any insurance proceeds, or (iii) other monies received from the borrower or otherwise.

    "POOL BALANCE" means, as of any date of determination, the aggregate Principal Balances of the Receivables, unless otherwise specified, as of the close of business on the preceding Business Day.

    "PRINCIPAL AMOUNT AVAILABLE" means, with respect to any Payment Date, the amount remaining in the Collection Account after the payment of the amounts listed in (i) through (iii) of "Payment Priorities", MINUS the Reserve Account Deposit Amount for such Payment Date.

    "PRINCIPAL BALANCE" means, with respect to any Receivable, as of any date, the Amount Financed minus (a) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (b) any Cram Down Loss in respect of such Receivable. The "Principal Balance" of a Liquidated Receivable or a Purchased Receivable shall be zero.

    "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date the lesser of (A) the Principal Amount Available and (B) the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Payment Date over
(ii) the Aggregate Optimal Note Principal Balance for such Payment Date.

    "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance as of the date such Receivable is purchased from the Issuer by the Seller or the Servicer.

    "PURCHASED RECEIVABLE" means, a Receivable that is repurchased by the Seller or the Servicer as a result of a breach of a representation or warranty with respect to such Receivable.

    "RESERVE ACCOUNT DEPOSIT AMOUNT" means, with respect to any Payment Date, the lesser of: (x) the Maximum Reserve Account Deposit Amount for such Payment Date and (y) the Reserve Account Shortfall Amount for such Payment Date.

    "RESERVE ACCOUNT SHORTFALL AMOUNT" means, with respect to any Payment Date, the excess of: (x) the Targeted Reserve Account Balance for such Payment Date over (y) the amount on deposit in the Reserve Account as of the beginning of such Payment Date.

    "TARGETED CREDIT ENHANCEMENT AMOUNT" means, with respect to any Payment Date, 37.50% of the outstanding Pool Balance as of the end of the related Collection Period.

    "TARGETED OVERCOLLATERALIZATION AMOUNT" means, with respect to any Payment Date, the excess (but not less than zero), if any, of: (i) the Targeted Credit Enhancement Amount over (ii) the Targeted Reserve Account Balance.

    "TARGETED RESERVE ACCOUNT BALANCE" means, with respect to any Payment Date, the lesser of: (i) the greater of (a) 3.0% of the outstanding Pool Balance as of the end of the related Collection Period, and (b) $19,336,610.41 (2.0% of the Pool Balance as of the Cut-Off Date) and (ii) the Aggregate Note Principal Balance.

MATURITY DATES; OPTIONAL REDEMPTION

    Each class of Notes will mature on the earlier of the date such class of Notes is paid in full or the respective scheduled maturity date for such class. The "Class A-1 Scheduled Maturity Date" is June 19, 2000, the "Class A-2 Scheduled Maturity Date" is May 17, 2002, the "Class A-3 Scheduled Maturity Date" is June 17, 2003 and the "Class A-4 Scheduled Maturity Date" is April 17, 2006. The Payment Date occurring on April 17, 2006 is also referred to as the "Final Scheduled Payment Date". In the event there are insufficient funds to retire any class of Notes by its respective scheduled maturity date in each case, subject to a five day grace period, an Event of Default will occur. See "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration" herein. In addition, the Issuer will pay the Notes in full on the Payment Date following exercise by the Seller or the Servicer of the option to purchase the Receivables from the Issuer. This will cause a redemption of the Notes. Such option may be exercised on or after the Payment Date on which the Aggregate Note Principal Balance is reduced to an amount less than or equal to $66,228,000 (10% of the original aggregate principal balance of the Notes). The redemption price will be equal to the sum of the Aggregate Note Principal Balance and accrued and unpaid interest thereon through the day preceding the call date.

REPORTS TO NOTEHOLDERS

    Concurrently with each distribution to the Noteholders, the Indenture Trustee will prepare and forward to each Noteholder a statement setting forth certain information with respect to the related Payment Date, including the following:

          (i) the amount of the distribution allocable to interest on or with respect to each class of the Notes;

         (ii) the amount of the distribution allocable to principal with respect to each class of the Notes;

        (iii) the aggregate outstanding principal amount for each class of Notes, in each case, after giving effect to all payments reported under (ii) above on such date;

         (iv) the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

         (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period; and

         (vi) the Targeted Reserve Account Balance and the amount on deposit in the Reserve Account at the end of such Payment Date.

    The information furnished pursuant to (i) through (iv) above shall be expressed as a dollar amount per $1,000 in face amount of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT; DISTRIBUTIONS FOLLOWING
  ACCELERATION

    With respect to the Notes, an "Event of Default" under the Indenture will have occurred at any time when any one of the following events occurs: (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days; (ii) a default in the payment of the outstanding principal balance of a Class of Notes on the scheduled maturity date of such Class, and such default continues for a period of five days; (iii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on Note Owners, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect is not eliminated or otherwise cured, for a period of 60 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, specifying such default or incorrect representation or warranty; (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing. The amount of principal required to be paid to Noteholders on any Payment Date will be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on a class of Notes will not result in the occurrence of an Event of Default until the scheduled maturity date for such class of Notes.

    If there is an Event of Default due to late payment or nonpayment of interest or principal on a Note, interest will continue to accrue on such principal and the overdue interest at the applicable interest rate on such Note until such overdue principal and interest is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee may, and at the direction of Noteholders representing at least 66 2/3% of the aggregate outstanding principal amount of the Notes shall, declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

    If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property comprising Trust Assets or exercise remedies as a secured party. If the Indenture Trustee determines that the Receivables will not provide sufficient funds for the payment of principal and interest on the Notes as such payments would become due, any sale, liquidation or other disposition of the Trust Assets for an amount less than the amounts due on the Notes will not occur without the consent of Holders of 66 2/3% of the outstanding principal amount of the Notes. If the Indenture Trustee has not made a determination that a sale or liquidation of the Trust Assets will not provide sufficient funds to pay principal and interest on the Notes, it may sell, liquidate or otherwise dispose of the Trust Assets only if all Noteholders consent to such sale, liquidation or disposition.

    If the Notes are accelerated following the occurrence of an Event of Default, after payment of the amounts specified in items (i) and (ii) under "Description of the Notes--Payment Priorities," all Available Funds, all amounts on deposit in the Reserve Account and the proceeds of any sale, liquidation or other disposition of the Trust Assets will be applied as follows: first, to pay all amounts due and unpaid on the Class A Notes for interest, ratably without preference or priority; second, to pay all amounts due and unpaid on the Class A Notes for principal, ratably without preference or priority; and third, to pay all remaining amounts to the Seller.

    If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes. No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of

Default, (ii) the Holders of not less than 25% of the aggregate principal balance of all outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the Holders of a majority of the aggregate principal balance of all outstanding Notes. In addition, the Indenture Trustee and the Note Owners, by accepting a beneficial interest in the Notes, will covenant that they will not at any time institute against the Issuer or the Seller, or join in any institution against the Issuer or the Seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

CERTAIN COVENANTS

    The Indenture provides that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or holders of the Certificates. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer,
(iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or
(iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under the Trust Agreement.

ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

    With the consent of the holders of a majority of outstanding principal balance of each class of Notes affected thereby and upon confirmation that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency, the Issuer and the Indenture Trustee may amend the Indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the Holder of each outstanding Note affected thereby, no amendment will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal balance of the outstanding Notes, which is required to approve any supplemental indenture, waive compliance with certain provisions of the Indenture or waive certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Seller or an affiliate of any of them; (v) decrease the percentage of the aggregate outstanding principal balance of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal balance of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except when the full amount required to pay the Notes in full has been deposited or is held in trust, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    The Issuer and the Indenture Trustee may also amend the Indenture without obtaining the consent of the Noteholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

    Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

LIMITATION ON LIABILITY OF THE INDENTURE TRUSTEE

    The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture, the Notes or of the Trust Assets or related documents. If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Indenture Trustee is required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any such documents furnished by it.

    The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the Noteholders in an Event of Default. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF INDENTURE TRUSTEE

    The Indenture Trustee may, upon written notice to the Seller and the Issuer, resign at any time, in which event the Servicer will be obligated to use its best efforts to appoint a successor Indenture Trustee. If no successor Indenture Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Indenture Trustee or the Issuer may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee. The Indenture Trustee may also be removed at any time by the Servicer. In addition, the Issuer may, and at the request of a majority of the Noteholders shall remove the Indenture Trustee (i) if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, (ii) if the Indenture Trustee becomes insolvent or (iii) the Indenture Trustee's long-term debt ratings are lower than "BBB" or its equivalent by either Rating Agency. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

REGISTRATION OF THE NOTES

    Purchasers of Notes ("Note Owners") may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

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
    The Notes will initially be issued in global form and registered in the name of CEDE & Co., the nominee of DTC. All references in this prospectus to "Holders" or "Noteholders" shall refer to CEDE & Co., unless the context clearly requires otherwise. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. No person acquiring a beneficial ownership interest in any Note will be entitled to receive such Note in fully registered certificated form (a "Replacement Note") except in the limited circumstances described herein.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Appendix A hereto.

    Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Notes may do so only through Participants or indirect participants (unless and until Replacement Notes, as defined below, are issued). In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and Participants. Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below.

    Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interests.

    DTC has advised the Issuer and the Indenture Trustee that, unless and until Replacement Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC accounts the Notes are credited. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge such Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a definitive certificate for such Notes.

    Unless and until Replacement Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 38 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information and the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In additional, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    Replacement Notes will be issued in registered form to Note Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Termination Event, DTC, at the direction of Noteholders evidencing not less than 51% of the then outstanding principal balance of each Class, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Note Owners is no longer in the best interests of Note Owners. Upon issuance of Replacement Notes to Note Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

                       DESCRIPTION OF THE TRUST DOCUMENTS

    The following summary describes certain terms of the Sale and Servicing Agreement, the Indenture and the Trust Agreement (collectively, the "Trust Documents"). Copies of the Trust Documents are filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained by the Note Owners upon request in writing to the Servicer, at its address set forth under "The Servicer".

SALE AND ASSIGNMENT OF RECEIVABLES.

    The Seller has entered into a Sale and Servicing Agreement with the Issuer, the Servicer and the Indenture Trustee pursuant to which the Seller, on or prior to the Closing Date, will have sold and assigned to the Issuer, without recourse, its entire interest in and to the Receivables, including its security interest in the financed vehicles securing the Receivables and its right to receive all payments on, or proceeds with respect to the Receivables to the extent paid or payable after the Cut-Off Date. Pursuant to the Sale and Servicing Agreement, the Seller agreed that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables, the Issuer will be entitled to require the Seller to repurchase such Receivables from the Issuer. Such rights

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
of the Issuer under the Sale and Servicing Agreement will constitute part of the property of the Issuer and may be enforced directly by the Owner Trustee. In addition, the Issuer will pledge such rights to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee.

    Each Receivable transferred by the Seller to the Issuer will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Schedule of Receivables").

REPRESENTATION AND WARRANTIES; REPURCHASE OBLIGATION

    In connection with the sale of the Receivables, the security interests in the financed vehicles securing the Receivables have been assigned by the Subservicer to the Seller, by the Seller to the Issuer and by the Issuer to the Indenture Trustee. The Sale and Servicing Agreement provides that if the Seller breaches certain representations and warranties relating to the Receivables and the financed vehicles in a manner that materially and adversely affects any Receivable or the interests of the Noteholders or the interests of the Issuer, the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Issuer. The Seller shall be obligated to repurchase such Receivable if its breach under the Sale and Servicing Agreement is not cured by the last day of the second calendar month following the discovery by or notice to the Seller of the breach.

    The representations and warranties made by the Seller under the Sale and Servicing Agreement state that each Receivable: (a) was originated by a properly licensed Dealer in the ordinary course of business, purchased by the Subservicer pursuant to a Dealer Agreement, sold to the Seller pursuant to the Receivables Purchase Agreement, assigned to the Issuer pursuant to the Sale and Servicing Agreement and assigned by the Issuer to the Indenture Trustee pursuant to the Indenture, (b) assignment was valid and made pursuant to the respective agreements upon customary and enforceable terms, (c) is fully amortizing with level monthly payments, (d) was originated and sold to the Seller without fraud or material misrepresentation on the part of the Dealer or the borrower, (e) was originated in material compliance with all applicable laws and regulations relating to the Receivable and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and such Receivable and any such insurance policies continue to be in compliance with applicable laws and regulations, (f) was originated in the United States and complied at the time of purchase with the Subservicer's then current underwriting and funding policies, (g) is a valid, legal and binding obligation of the borrower, enforceable in accordance with its terms subject to certain exceptions related to bankruptcy, insolvency or the Relief Act, (h) is not due from any governmental body, (i) had an original maturity of at least 18 months and not more than 72 months, an original balance between $3,000 and $27,000, an original APR between 10.5% and 27%, was not more than 30 days past due, as to which no funds have been advanced by any party to maintain the contract as current and no provision of which has been waived, altered or modified since origination, (j) as to which the information on the Schedule of Receivables is true and correct in all material respects, (k) with respect to which the Subservicer's and the Servicer's records reflect to successive assignments or pledge from the Subservicer to the Seller, from the Seller to the Issuer and by the Issuer to the Indenture Trustee, (l) will be accurately reflected in any list of Receivables provided by the Subservicer, (m) constitutes chattel paper under the UCC, (n) is documented by only one original executed contract, (o) with respect to which the related file contains the executed original contract, evidence of physical damage insurance coverage, the original lien certificate naming the Subservicer or any predecessor or affiliate as first lienholder and an original credit application, (p) has not been satisfied, subordinated or rescinded and the related financed vehicle has not been released from the lien, (q) was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign the Receivable and the Receivable is not subject to any agreement restricting or conditioning the assignment thereof, (r) has not been sold, transferred, assigned or pledged other than as described in this prospectus and no other person holds any right to

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
receive any proceeds with respect to such Receivable, any related insurance policy or related Dealer Agreement, (s) which creates a valid, binding and enforceable first priority security interest in favor of the Subservicer in the financed vehicle, which security interest is prior to all other liens and security interests (other than those for taxes, labor or material for a vehicle) and as to which no such prior liens exist, (t) as to which all filings required to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Receivable and the proceeds thereof have been made, (u) as to which, the Subservicer, or any predecessor or affiliate thereof, has not conveyed any interest thereto to any person that would impair the rights of the Indenture Trustee thereto, (v) is not assumable, (w) is not subject to recision, set off, counterclaim or defense and as to which no such right has been asserted or threatened with respect thereto, (x) as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that would with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration, nor any waiver of a default, breach, violation or other event permitting acceleration, and with respect to which the financed vehicle has not been repossessed, (y) at the time of origination was covered by comprehensive, collision, loss and damage insurance naming the Subservicer, its successors and assigns as loss payee, (z) with respect to which the lien certificate names, or will name, the Subservicer (or any predecessor or affiliate thereof) as the original secured party and all required filings and recordings required to name such entity as the original secured party have been made, (aa) as to which no selection procedures adverse to the Noteholder were utilized.

    The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement (including, but not limited to its obligation to ensure that a perfected security interest is maintained in favor of the Subservicer (or any predecessor of the Subservicer or any subsidiary thereof) in the related financed vehicles) or certain other covenants with regard to the Servicer, the Servicer shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The obligation to purchase the affected Receivables arises only if a breach materially and adversely affects any Receivable or the interests of the Noteholders or the interests of the Issuer. The Servicer shall be obligated to repurchase such Receivable if a breach under the Sale and Servicing Agreement is not cured by the last day of the second calendar month following the discovery by or notice to the Servicer of the breach.

    In addition to the warranty that it will maintain the Subservicer's perfected security interest in the financed vehicles, the Servicer represented and warranted in the Sale and Servicing Agreement that it (a) will do nothing to impair the rights of the Issuer or Noteholders in the Receivables, Dealer Agreements, the Receivables Purchase Agreement, any insurance policies related to a Receivable or any other Trust Asset, (b) will not create or allow to exist any lien or restriction on transfer of the Receivables except for the lien in favor of the Indenture Trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement naming the Subservicer, the Servicer or any affiliate thereof as debtor or authorizing any such filing, (c) will not extend or amend any Receivable other than as specified in the Sale and Servicing Agreement, (d) will service the Receivables in compliance with the Sale and Servicing Agreement and in material compliance with its standard and customary procedures for servicing and (e) will notify the Indenture Trustee of any change in its principal offices and will maintain the files relating to the Receivables in the United States.

PAYMENTS ON RECEIVABLES; DEPOSITS TO COLLECTION ACCOUNT

    The Indenture Trustee will establish and maintain a separate trust account (the "Collection Account") for the benefit of the Noteholders and the Issuer. The Collection Account will be an Eligible Account (as defined herein). Except as otherwise described herein and subject to the investment provision described in the following paragraphs, within two Business Days following receipt by the Servicer or the Subservicer of amounts representing Collected Funds, the Servicer will cause such amounts to be deposited in the Collection Account. A "Business Day" is a day other than a Saturday,

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
Sunday or other day on which commercial banks located in the States of Illinois, California and New York are authorized or obligated to be closed. Amounts deposited in the Collection Account may be invested in Eligible Investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the related Payment Date. On the Determination Date, the Servicer will notify the Indenture Trustee and the Issuer of the amount of such deposit to be included in the Available Funds for the related Payment Date. Notwithstanding the foregoing, for as long as HFC remains the Servicer under the Sale and Servicing Agreement and maintains a commercial paper rating of at least P-1 from Moody's Investor's Service, Inc. ("Moody's") and A-1 from Standard & Poor's (A Division of The McGraw-Hill Companies) ("Standard & Poor's"), which is currently the case, the Servicer is not required to deposit collections into the Collection Account within two Business Days following receipt, but may use for its own benefit all such collections until the related Payment Date. So long as such ratings are maintained, the Servicer will, on or prior to each Payment Date, make deposits in an amount equal to Collected Funds for the related Collection Period. Moody's and Standard & Poor's are referred to collectively as the "Rating Agencies."

    "Eligible Investments" shall mean negotiable instruments or securities which evidence: (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the Rating Agencies, (c) commercial paper having, at the time of the Issuer's investment or a contractual commitment to invest, a rating in the highest rating category of the Rating Agencies, (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Issuer's investment therein, a rating in the highest rating category of the Rating Agencies, (e) bankers' acceptances issued by any depository institution or trust company described in (b) above, (f) money market funds having, at the time of the Issuer's investment therein, a rating in the highest rating category of the Rating Agencies, (g) time deposits, other than as referred to in (d) above (having maturities not later than the succeeding Payment Date), with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the Rating Agencies, (h) demand notes of HFC for so long as HFC commercial paper has, at the time of the Issuer's investment thereof, a rating in the highest rating category of the Rating Agencies and (i) any other investment acceptable to the Rating Agencies.

    At any time that the commercial paper issued by HFC does not satisfy the rating requirements specified above, HFC may continue to hold collections prior to distribution as described above so long as HFC causes to be maintained an irrevocable letter of credit or surety bond or other credit enhancement instrument in form and substance satisfactory to each Rating Agency (a "Servicer Credit Facility"), issued by a depository institution or insurance company having a rating on its (i) short-term obligations of at least P-1 and long-term obligations of at least A2 by Moody's and (ii) short-term obligations of A-1 and long-term obligations of A by Standard & Poor's or other ratings if approved by the Rating Agencies and providing that the Indenture Trustee may draw thereon in the event that HFC, as Servicer, fails to make any deposit or payment required under the Sale and Servicing Agreement.

    An "Eligible Account" is an account that is either (i) a segregated account with a depository institution organized under the laws of the United States or any of the states thereof, which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the Rating Agencies or a short-term deposit obligation rating acceptable to the Rating Agencies, or (ii) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states thereof, and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository shall have a long-term debt rating acceptable to the Rating Agencies.

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
    The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement and the Indenture.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments called for under the Receivables and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to motor vehicle retail installment sales contracts in its servicing portfolio which are comparable to the Receivables. The Subservicer, will follow the Servicer's collection procedures as they may be revised from time to time. Consistent with the above, the Subservicer or the Servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Receivables.

    The Subservicer or the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to comparable retail installment sales contracts held in its portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As long as HFC is the master servicer it will receive, or be entitled to retain a servicing fee on behalf of itself and the Subservicer, after making payments on the Notes and making required deposits in the Reserve Account. Such fee will be paid monthly in arrears in the amount of 3.00% per annum of the Pool Balance as of the beginning of the related Collection Period (the "Servicing Fee"). If HFC is no longer the master servicer, the Servicing Fee will be paid the successor master servicer prior to any distributions on the Notes and making required deposits in the Reserve Account. The Servicer is also entitled to retain all administrative fees, expenses and charges paid on behalf of borrowers, including late fees, prepayment fees and liquidation fees (the "Supplemental Servicing Fees").

    The Servicer will pay certain ongoing expenses associated with the Issuer and the Notes, and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Indenture Trustee and the Owner Trustee. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with its servicing duties, such right of reimbursement being prior to the rights of Noteholders to payments of principal and interest.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement provides for delivery on or before April 30 in each year, to the Owner Trustee, the Indenture Trustee and the Rating Agencies of an annual statement signed by an officer of the Servicer or of the Subservicer to the effect that the Servicer or the Subservicer has fulfilled the material obligations of the Servicer under the Sale and Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

    On or before April 30 of each year, the Servicer will furnish a report prepared by a firm of independent certified public accountants to the Owner Trustee, the Indenture Trustee and the Rating Agencies to the effect that such accountants have examined certain documents and the records relating to servicing of the Receivables (including the Sale and Servicing Agreement) and compared mathematical calculations for monthly servicing reports selected by such accountants with the Servicer's computer reports, and such examination, has disclosed no items of noncompliance with the provision of the Sale and Servicing Agreement or variations in the results of such calculations which, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

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CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

    The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or (ii) upon the satisfaction of the following conditions: (a) the Servicer has delivered an executed assumption agreement in form satisfactory to the Indenture Trustee, assigning its obligations and duties to an entity as to which the Rating Agencies have confirmed that such assumption will not result in a lowering of the then current ratings of the Notes, and (b) the successor meets the eligibility requirements specified in the Sale and Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor master servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

    The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Issuer, the Indenture Trustee, and the Noteholders for the Servicer's duties and obligations under the Sale and Servicing Agreement, as if the Servicer itself were performing such duties and obligations. It is expected that so long as HFC is the master servicer, the Subservicer will subservice the Receivables on behalf of HFC.

    The Sale and Servicing Agreement will also provide that neither the Servicer, the Seller, nor any director, officer, employee or agent of the Servicer or the Seller will be under any liability to the Issuer, the Indenture Trustee or any Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer, the Seller nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement provides that neither the Servicer nor the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability.

    Any corporation into which the Servicer or the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Seller shall be a party, or any corporation succeeding to the business of the Servicer or the Seller shall be the successor of the Servicer or the Seller under the Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

    "Servicer Termination Event" under the Sale and Servicing Agreement will consist of the occurrence and continuance of any of the following: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Noteholders any required payment, which failure continues unremedied for five days after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a responsible officer of the Servicer;
(ii) any failure by the Servicer duly to observe or perform in any material respect certain material covenants and agreements set forth in the Sale and Servicing Agreement which failure continues unremedied for 60 days after written notice of such failure is given; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or certain actions by the Servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and (iv) the material breach of certain of the Servicer's representations or warranties and the Servicer's failure to cure such breach within 60 days after notice thereof.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above, for five Business Days and (ii) above, for a period of 60 days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Seller prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

    If a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may terminate all the rights and obligations of the Servicer under such Agreement, whereupon the Indenture Trustee or such other successor servicer as shall have been appointed by the Indenture Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement. Any such successor master servicer will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the master servicer.

AMENDMENT

    The Sale and Servicing Agreement may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, but without the consent of the Noteholders, provided that such action shall not adversely affect in any material respect the interests of any Noteholder. The Seller, the Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the consent of Noteholders holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any provisions of such Agreement; provided that such action will not (i) reduce in any manner the amount of, or delay the timing of, collections on Receivables or payments that are required to be made for the benefit of the Noteholders without the consent of holders of all the outstanding Notes; (ii) change the manner of calculating the interest of any Noteholder without the consent of holders of all the outstanding Notes; (iii) adversely affect any rating of the Notes by the Rating Agencies without the consent of not less than a majority of the outstanding principal balance of the Notes; or (iv) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment without the consent of the holders of all Notes outstanding.

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               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The Receivables transferred to the Issuer by the Seller were acquired by the Seller from the Subservicer pursuant to the Master Receivables Purchase Agreement, dated as of June 1, 1999 entered into by and between the Seller, as purchaser of the Receivables, and the Subservicer, as seller of the Receivables or pursuant to a substantially similar agreement dated as of November 1, 1998 (collectively, the "Receivables Purchase Agreement"). The Receivables Purchase Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Pursuant to the Sale and Servicing Agreement, the Receivables were transferred by the Seller to the Issuer, and the Seller assigned its rights in, to and under the Receivables Purchase Agreement with respect to such balances to the Issuer. The following summary describes the material terms of the Receivables Purchase Agreement.

SALE OF RECEIVABLES

    Pursuant to the Receivables Purchase Agreement, the Subservicer sold to the Seller all its right, title and interest in and to all of the Receivables. The purchase price of the Receivables was not less than the principal amount thereof as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in future performance of the Receivables.

    In connection with such sale of the Receivables to the Seller, the Subservicer has indicated in its computer files that the Receivables have been sold to the Seller and that such Receivables have been further sold or transferred by the Seller to the Issuer. In addition, the Subservicer has provided to the Seller a computer file or a microfiche list containing a true and complete list showing each Receivable, identified by account number and by total outstanding balance on the date the Receivable was sold to the Seller. In its capacity as Subservicer, the Subservicer has retained possession of the records and agreements relating to the Receivables. Such records and agreements are not segregated by the Subservicer from other documents and agreements relating to other receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to the Seller. However, the computer records of the Subservicer are or will be marked to evidence such sale or transfer. The Subservicer has filed a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which such filings are required in order to maintain the lien priority with respect to the Receivables. See "Risk Factors--Security Interests May Not Be Perfected Giving Others Superior Rights to the Trust Assets" and "Certain Legal Aspects of the Receivables".

REPRESENTATIONS AND WARRANTIES

    In the Receivables Purchase Agreement, the Subservicer represented and warranted to the Seller to the effect, among other things, that (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Subservicer, (b) each Receivable satisfied certain eligibility criteria,
(c) the assignment pursuant to the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest of the Subservicer in and to the Receivables, the security interests in the financed vehicles, and in the proceeds thereof or, if held not to constitute a sale, constitutes a grant of a security interest in the Receivables, (d) the assignment pursuant to the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest in and to any related service contracts on financed vehicles and rights against Dealers pursuant to Dealer Agreements, and (e) the assignment pursuant to the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest in and to any physical damage, credit life or disability insurance policies covering financed vehicles or borrowers. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Sale and Servicing Agreement to accept retransfer of the Receivables, either the Seller, or at the Seller's election, the Subservicer, will repurchase the affected Receivables for an amount equal to the unpaid principal balance thereof, plus accrued and unpaid finance charges from the last date billed through the end of the current Collection Period.

AMENDMENTS

    The Receivables Purchase Agreement may be amended by the Seller and the Subservicer without the consent of the Noteholders. However, as certified by the Seller, no such amendment may adversely affect in any material respect the interests of any Noteholder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

    In all the states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by Dealers to borrowers. The Receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code (the "UCC").

    Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the states in which a majority of the Receivables have been originated, a security interest in a vehicle generally may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any necessary registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

    Pursuant to the Receivables Purchase Agreement, the Subservicer will assign its security interest in the financed vehicles securing the receivables to the Seller. Pursuant to the Sale and Servicing Agreement, the Seller will then assign such security interests to the Issuer. However, because of the administrative burden and expense, the Subservicer, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will not amend any certificate of title to identify the Issuer as the new secured party on the certificates of title relating to the financed vehicles. Also, the Subservicer, as agent for the Servicer, may continue to hold any certificates of title relating to the financed vehicles in its possession. See "Description of the Trust Documents--Sale and Assignment of Receivables."

    In most states, assignments such as those under the Receivables Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, the Subservicer, or the Servicer, or administrative error by state or local agencies, the notation of the Subservicer's (or any predecessor of the Subservicer's or any subsidiary's) lien on the certificates of title and, if applicable, the Subservicer's or the Servicer's possession of the certificate of title will be sufficient to protect the Issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which a perfected security interest is not obtained, the Issuer's security interest will be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Seller's warranties under the Sale and Servicing Agreement and would create an obligation of the Seller to purchase the related Receivable unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of Receivables." By not identifying the Issuer as the secured party on the certificate of title, the security interest of the Issuer in the financed vehicle could be defeated through fraud or negligence.

    Under Texas law, unless the borrower has notice of the assignment of its retail installment sales contract, or any outstanding balance thereunder, payment by the borrower to the holder last known to such borrower will be binding upon all subsequent holders or assignees of the retail installment sales contract. By not notifying the borrower of the assignment of the retail installment sales contract to the Issuer, the Issuer would not have a cause of action against the borrower for any payments made by the borrower to the holder or assignee last known to such borrower.

    Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Subservicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the Subservicer must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Sale and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the financed vehicles.

    Under the laws of most states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. The Seller will represent to the Issuer in the Sale and Servicing Agreement that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon, and security interests in, such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Indenture Trustee in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of a default by vehicle purchasers, the holder of the retail installment sales contract has all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin,

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
(i) the UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace; (ii) unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the Subservicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and (iii) in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed in order to seize the vehicle. In certain states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the borrower, some jurisdictions require that the borrower be notified of the default and be given a time period within which the borrower may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the borrower has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the Subservicer through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the borrower on the Receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Additionally, under Texas law, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first comply with those provisions of the UCC which govern disposition of collateral and then dispose of the collateral in a commercially reasonable manner. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any subordinate lien with respect to the vehicle who has notified the lender within the specified time period or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the borrower.

                                       58
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CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Issuer's) ability to enforce retail installment sales contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Issuer) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the borrower in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the borrower under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the borrower. The Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Receivables, will be subject to any claims or defense that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the borrower on the Receivable.

    Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, the Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the related financed vehicle, the borrower may be able to assert a defense against the seller of the vehicle.

    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving a borrower from some or all of the legal consequences of a default.

    In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

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
    The Seller will warrant under the Sale and Servicing Agreement, that each Receivable complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the Issuer for violation of any law and such claim materially and adversely affects the Issuer's interest in a Receivable, such violation would constitute a breach of warranty under the Sale and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Receivables."

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940.

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the Notes. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and similar applicable state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the Notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

TAX CHARACTERIZATION OF THE ISSUER

    Dewey Ballantine LLP ("Tax Counsel") is of the opinion that, assuming the parties will comply with the terms of the Trust Agreement and related documents, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

    If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service ("IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is of the opinion that, for federal income tax purposes, the Notes will be treated as indebtedness, and not as an ownership interest in the Receivables, nor as an equity interest in the Issuer or in a separate association taxable as a corporation or other taxable entity.

    If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Issuer will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

    Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes. See "TAXATION OF CERTAIN FOREIGN INVESTORS" below.

    ORIGINAL ISSUE DISCOUNT. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life.

    MARKET DISCOUNT. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note offered immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

    The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

    Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

    MARKET PREMIUM. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

    SALE OR REDEMPTION OF NOTES. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

    TAXATION OF CERTAIN FOREIGN INVESTORS. Interest payments (including OID, if any) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

    BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

    Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant).

    In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

    Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of such Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, or any of its respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes, whichever applies, will be covered by a Department of Labor class exemption.

    Employee plans that are government plans (as defined in Section 3(32) or ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA. Accordingly, the assets of such plans may be invested in Notes without regard to the ERISA considerations discussed herein. However, governmental plans may be subject to comparable federal, state and local law restrictions, and church plans may be subject to other prohibited transaction restrictions under the Code.

    Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

    The sale of Notes to a Benefit Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement dated June 9, 1999 (the "Underwriting Agreement") among the Seller, HFC and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters and each of the Underwriters has agreed to purchase, the principal amount of the Notes set forth opposite its name below.

                                                              PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                              AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                              CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
UNDERWRITERS                                                    NOTES          NOTES          NOTES          NOTES
----------------------------------------------------------  -------------  -------------  -------------  -------------
J.P. Morgan Securities Inc................................  $  36,750,000  $  45,220,000  $  39,010,000  $  44,800,000
Chase Securities Inc. ....................................     36,750,000     45,000,000     39,000,000     44,750,000
Credit Suisse First Boston Corporation....................     36,750,000     45,000,000     39,000,000     44,750,000
Salomon Smith Barney Inc. ................................     36,750,000     45,000,000     39,000,000     44,750,000

    The Underwriters propose to offer the Notes in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less concessions not to exceed 0.100%, 0.135%, 0.150% and 0.160% of the respective Security Balance of the Class A-1, Class A-2, Class A-3 and Class A-4, Notes. The Underwriters may allow, and such dealers may reallow, concessions not to exceed 0.125% of the respective Security Balance of each class of the Notes to certain brokers and dealers.

    The Seller and HFC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    In connection with this offering the Underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

    Certain legal matters relating to the Notes will be passed upon for the Seller by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc., the parent company of HFC, HAFC and the Seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the Seller. Certain legal matters will also be passed upon for the Underwriters by Dewey Ballantine LLP. As of the date of this Prospectus, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.

                             INDEX OF DEFINED TERMS

ACC..............................................................................         15
ABS..............................................................................         24
ABS Table........................................................................         24
Actuarial Receivables............................................................         17
Additional Class A Principal Distributable Amount................................         36
Aggregate Note Principal Balance.................................................         36
Aggregate Optimal Note Principal Balance.........................................         36
Amount Financed..................................................................         36
APR..............................................................................         17
Available Funds..................................................................         36
Benefit Plan.....................................................................         64
Business Day.....................................................................         50
Cedel............................................................................         44
Cedel Participants...............................................................         46
Class A Distributable Amount.....................................................         36
Class A Interest Carryover Shortfall.............................................         37
Class A Interest Distributable Amount............................................         37
Class A Monthly Principal Distributable Amount...................................         37
Class A Principal Carryover Shortfall............................................         37
Class A Principal Distributable Amount...........................................         37
Class A-1 Notes..................................................................          1
Class A-1 Scheduled Maturity Date................................................         39
Class A-2 Notes..................................................................          1
Class A-2 Scheduled Maturity Date................................................         39
Class A-3 Notes..................................................................          1
Class A-3 Scheduled Maturity Date................................................         39
Class A-4 Notes..................................................................          1
Class A-4 Scheduled Maturity Date................................................         39
Closing Date.....................................................................          5
Code.............................................................................         42
Collected Funds..................................................................         37
Collection Account...............................................................     16, 50
Collection Period................................................................         37
Cooperative......................................................................         47
Cram Down Loss...................................................................         38
Cut-Off Date.....................................................................          5
Dealer Agreements................................................................         16
Dealers..........................................................................         16
Depositaries.....................................................................         45
Depositary.......................................................................         45
Determination Date...............................................................      5, 38
DTC..............................................................................    44, A-1
Eligible Account.................................................................         51
Eligible Investments.............................................................         51
ERISA............................................................................         64
Euroclear........................................................................         44

Euroclear Operator...............................................................         47
Euroclear Participants...........................................................         47
Event of Default.................................................................         40
Excess Interest..................................................................         38
Final Scheduled Payment Date.....................................................         39
FTC Rule.........................................................................         59
Global Securities................................................................        A-1
HFC..............................................................................         14
Holders..........................................................................         45
Household........................................................................         15
Indenture........................................................................         34
Indenture Trustee................................................................      4, 14
Indirect Participants............................................................         45
Industry.........................................................................         48
Interest Period..................................................................         34
IRA..............................................................................         64
IRS..............................................................................         61
Issuer...........................................................................      4, 14
Liquidated Receivable............................................................         38
Maximum Reserve Account Deposit Amount...........................................         38
Moody's..........................................................................         51
Net Liquidation Proceeds.........................................................         45
Noteholders......................................................................         44
Note Owners......................................................................     24, 44
Note Rate........................................................................         34
Notes............................................................................         14
OID..............................................................................         62
Overcollateralization Amount.....................................................         35
Owner Trustee....................................................................      4, 14
Participants.....................................................................         45
Payment Date.....................................................................      5, 34
Plan Asset Regulation............................................................         64
Pool Balance.....................................................................         38
Preferred Stock..................................................................     16, 22
Principal Amount Available.......................................................         38
Principal Balance................................................................         38
Principal Distributable Amount...................................................         39
Purchase Amount..................................................................         39
Purchased Receivable.............................................................         39
PTCE.............................................................................         65
Rating Agencies..................................................................         51
Receivables......................................................................         15
Receivables Purchase Agreement...................................................     16, 55
Record Date......................................................................          5
Relief Act.......................................................................         60
Replacement Note.................................................................         45
Reserve Account..................................................................     16, 22
Reserve Account Deposit Amount...................................................         39
Reserve Account Shortfall Amount.................................................         39

Rules............................................................................         45
Sale and Servicing Agreement.....................................................         14
Schedule of Receivables..........................................................         48
Seller...........................................................................      4, 14
Seller's Bankruptcy Initiatives..................................................         23
Series 1999-1 Notes..............................................................         14
Servicer.........................................................................      4, 15
Servicer Credit Facility.........................................................         51
Servicer Termination Event.......................................................         53
Servicing Fee....................................................................         52
Simple Interest Receivables......................................................         17
Standard & Poor's................................................................         51
Subservicer......................................................................      4, 15
Systems..........................................................................         47
Supplemental Servicing Fees......................................................         52
Targeted Credit Enhancement Amount...............................................         39
Targeted Overcollateralization Amount............................................         39
Targeted Reserve Account Balance.................................................         39
Tax Counsel......................................................................         61
Terms and Conditions.............................................................         47
Trust Agreement..................................................................         14
Trust Assets.....................................................................         16
Trust Documents..................................................................         48
UCC..............................................................................         56
Underwriters.....................................................................         66
Underwriting Agreement...........................................................         66

                                   APPENDIX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Series 1999-1 Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be backed-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986 as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person. The prospectus does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Notes. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust III

    We have audited the accompanying balance sheet of Household Automotive Trust III as of June 3, 1999. This financial statement is the responsibility of the Issuer's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Household Automotive Trust III as of June 3, 1999, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Chicago, Illinois
June 3, 1999

                         HOUSEHOLD AUTOMOTIVE TRUST III
                                 BALANCE SHEET
                                  JUNE 3, 1999

                                     ASSETS

Cash............................................................................  $1,000
                                                                                  ----------
Total Assets....................................................................  $1,000
                                                                                  ----------
                                                                                  ----------

                        LIABILITIES AND TRUST PRINCIPAL

Intererst in the Issuer.........................................................  $1,000
                                                                                  ----------
Total liabilities and trust principal...........................................  $1,000
                                                                                  ----------

    The accompanying notes are an integral part of this financial statement.

                         HOUSEHOLD AUTOMOTIVE TRUST III
                          NOTES TO FINANCIAL STATEMENT

1. NATURE OF OPERATIONS:

    Household Automotive Trust III (the "Issuer"), was formed in the State of Delaware on June 2, 1999. The Issuer has been inactive since that date.

    The Issuer was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2. CAPITAL CONTRIBUTION:

    Household Auto Receivables Corporation purchased, for $1,000, a 100% beneficial ownership interest in the Issuer.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE MAY HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH ANY OTHER INFORMATION. THE INFORMATION IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE, AND MAY NOT BE ACCURATE AT ANY TIME AFTER ITS DATE. THIS DOCUMENT IS NOT AN OFFER TO SELL THE NOTES, AND IT IS NOT SOLICITING AN OFFER TO BUY THE NOTES IN ANY CASE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 --------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Where You Can Find More Information.............          2
Prospectus Summary..............................          4
Risk Factors....................................          8
Use of Proceeds.................................         14
The Issuer......................................         14
The Seller......................................         14
The Servicer....................................         15
The Subservicer.................................         15
The Trust Assets................................         16
Yield and Prepayment Considerations.............         23
The Automobile Financing Business of the
  Subservicer...................................         27
Description of the Notes........................         34
Description of the Trust Documents..............         48
Description of the Receivables Purchase
  Agreement.....................................         55
Certain Legal Aspects of the Receivables........         56
Material Federal Income Tax Consequences........         61
State and Local Tax Considerations..............         64
ERISA Considerations............................         64
Underwriting....................................         66
Legal Matters...................................         66
Index of Defined Terms..........................         67
Global Clearance, Settlement and Tax
  Documentation Procedures......................        A-1
Financial Information...........................        F-1

    UNTIL SEPTEMBER 7, 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $147,000,000
                                Class A-1 Notes

                                  $180,220,000
                                Class A-2 Notes

                                  $156,010,000
                                Class A-3 Notes

                                  $179,050,000
                                Class A-4 Notes

                              HOUSEHOLD AUTOMOTIVE
                                   TRUST III
                                 SERIES 1999-1

                                   HOUSEHOLD
                                    FINANCE
                                  CORPORATION
                                    Servicer

                                   PROSPECTUS

                               J.P. Morgan & Co.
                             Chase Securities Inc.
                           Credit Suisse First Boston
                              Salomon Smith Barney

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